                                                                    EXHIBIT 4.66


                                CREDIT AGREEMENT


                                      Among


                             TIPPERARY CORPORATION,
                                  as Borrower,

           TIPPERARY OIL & GAS (AUSTRALIA) PTY LTD, (ACN 077 536 871)
                                  as Guarantor,

                        TIPPERARY OIL & GAS CORPORATION,

                        TCW DEBT & ROYALTY FUND VI, L.P.

                                       and

                                    the other
                                     LENDERS
                                  party hereto,

                                       and

                          TCW ASSET MANAGEMENT COMPANY,
                       in the capacities described herein

                                   $17,000,000




                                   Dated as of
                                 April 28, 2000

                                TABLE OF CONTENTS


                                                                                                              Page
Article 1 DEFINITIONS AND ACCOUNTING MATTERS.....................................................................1
         Section 1.1       Defined Term..........................................................................1
         Section 1.2       Accounting Terms and Determinations..................................................21
         Section 1.3       Interpretation.......................................................................22

Article 2 LOANS.................................................................................................22
         Section 2.1       Loan Advances........................................................................22
         Section 2.2       The Notes............................................................................22
         Section 2.3       Request for Advances.................................................................23
         Section 2.4       Use of Proceeds......................................................................23
         Section 2.5       Coupon Interest......................................................................24
         Section 2.6       Accrual and Payment of Coupon Interest...............................................24
         Section 2.7       Computation of Interest..............................................................24
         Section 2.8       Payment of Principal; Quarterly Payments.............................................25
         Section 2.9       Prepayment...........................................................................26
         Section 2.10      General Payment Provision............................................................27
         Section 2.11      Yield Adjustment Payment.............................................................28
         Section 2.12      Collateral Accounts..................................................................28

Article 3 CONDITIONS PRECEDENT TO LENDING.......................................................................30
         Section 3.1       Conditions Precedent to Initial Loan Advance.........................................30
         Section 3.2       Conditions Precedent to Any Advance..................................................32
         Section 3.3       Special Conditions Precedent for an Additional Loan Advance..........................33
         Section 3.4       Special Condition to Any Advance.....................................................34

Article 4 REPRESENTATIONS AND WARRANTIES........................................................................34
         Section 4.1       Representations and Warranties of Borrower, TOGC and TOGA............................34
         Section 4.2       Representations of the Lenders, the Collateral Agent and the Agent...................41

Article 5 COVENANTS OF BORROWER AND TOGA........................................................................42
         Section 5.1       Affirmative Covenants................................................................42
         Section 5.2       Negative Covenants...................................................................53
         Section 5.3       Coverage Ratio.......................................................................55

Article 6 SECURITY..............................................................................................56
         Section 6.1       The Security.........................................................................56
         Section 6.2       Agreement to Deliver Security Documents..............................................56
         Section 6.3       Perfection and Protection of Security Interests and Liens............................56
         Section 6.4       Appointment of Agent and Collateral Agent............................................57

Article 7 EVENTS OF DEFAULT AND REMEDIES........................................................................60

         Section 7.1       Events of Default....................................................................60
         Section 7.2       Remedies.............................................................................63
         Section 7.3       Indemnity............................................................................64

Article 8 MISCELLANEOUS.........................................................................................64
         Section 8.1       Waivers and Amendments; Acknowledgment...............................................64
         Section 8.2       Survival of Agreements; Cumulative Nature............................................66
         Section 8.3       Notices..............................................................................66
         Section 8.4       Parties in Interest..................................................................68
         Section 8.5       Governing Law; Submission to Process.................................................68
         Section 8.6       Limitation on Interest...............................................................68
         Section 8.7       Survival.............................................................................69
         Section 8.8       Severability.........................................................................69
         Section 8.9       Counterparts.........................................................................70
         Section 8.10      Waiver of Jury Trial, Punitive Damages, Etc..........................................70
         Section 8.11      Exhibits and Schedules; Additional Definitions.......................................70
         Section 8.12      Confidentiality of Holders...........................................................70
         Section 8.13      Transfer of Notes....................................................................71
         Section 8.14      Reproduction of Documents............................................................71
         Section 8.15      Currency in Which Payments Shall Be Made.............................................72
         Section 8.16      Judgments in Other Than Dollars......................................................72


         Exhibits:

         Exhibit A    -    Form of Australian Charge
         Exhibit B    -    Form of Collateral Account Agreement
         Exhibit C    -    Form of Guarantee Agreement
         Exhibit D    -    Form of TC Pledge and Security Agreement
         Exhibit E    -    Form of Royalty Agreement
         Exhibit F    -    Form of TOGA Security Agreement
         Exhibit G    -    Intentionally Deleted
         Exhibit H    -    Form of Subordination Agreement
         Exhibit I    -    Form of TOGA-Borrower Management Agreement
         Exhibit J    -    Form of TOGC Security Agreement
         Exhibit K    -    Form of Senior Secured Promissory Note
         Exhibit L    -    Form of Request for Initial Loan Advance
         Exhibit M    -    Form of Request for Additional Loan Advance
         Exhibit N    -    Form of Term Sheet for Participant Loans
         Exhibit O    -    Form of Form of Letter Directing Payment to
                           Collateral Account
         Exhibit P    -    Form of Omnibus Certificate of Secretary
         Exhibit Q    -    Form of Compliance Certificate
         Exhibit R-1  -    Form of Opinion of Australian counsel
         Exhibit R-2  -    Form of Opinion of Texas counsel
         Exhibit R-3  -    Form of Opinion of New York counsel
         Exhibit S    -    Form of Collateral Properties
         Exhibit T    -    Form of Supplement to Royalty Agreement

         Schedules:

         Schedule 1 -      Disclosure Schedule
         Schedule 2 -      List of Lenders
         Schedule 3 -      Holders' Individual Note Amounts/Pro Rata Shares
         Schedule 4 -      Security Schedule
         Schedule 5 -      Payment Accounts
         Schedule 6 -      Insurance

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT ("AGREEMENT") is entered into as of April 28, 2000, by:

                  TIPPERARY CORPORATION, a Texas corporation ("BORROWER");

                  TIPPERARY OIL & GAS (AUSTRALIA) PTY. LTD (ACN 077 536 871), a Queensland, Australia corporation ("TOGA");

                  TIPPERARY OIL & GAS CORPORATION, a Texas corporation ("TOGC");

                  LENDERS (as defined below) that are party hereto;

                  TCW ASSET MANAGEMENT COMPANY, a California corporation ("TAMCO"), as Agent (as defined below); and

                  TAMCO, as Collateral Agent (as defined below).


                                    RECITALS:

         A. Borrower owns all of the outstanding stock of TOGC, which in turn owns ninety percent (90%) of the outstanding stock of TOGA. The remaining ten percent (10%) of the outstanding stock of TOGA is owned by Slough Estates USA Inc.

         B. Borrower seeks to provide funds to TOGA to assist TOGA in (i) refinancing certain existing debt, (ii) continuing the development of Comet Ridge Project (as defined below) and (iii) obtaining additional working capital.

         C. Borrower desires to obtain loans from Lenders in the aggregate principal amount of up to Seventeen Million and 00/100 Dollars ($17,000,000) for the purpose of financing the activities described in Recital B above and herein and other related activities.

         D. Lenders are willing to make such loans to Borrower on the terms herein.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Article 1
                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.1 DEFINED TERM. As used with capital letters in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Sections referred to below:

                  "ADDITIONAL ADVANCE FUNDING DATE" means the date on which the Lenders fund any Additional Loan Advance pursuant to the provisions in Section 2.1(b).

                  "ADDITIONAL LOAN ADVANCE" has the meaning given in Section
2.1.

                  "ADJUSTED INVESTMENT" means the sum, at the time in question, of:

                           (i) the outstanding principal Obligations under the Notes; plus

                           (ii) any past due payments owing for fifteen (15) days or more under this Agreement (including interest and un-reimbursed professional fees and other advances, expenses and costs payable by a Related Person hereunder) and under any Royalty Document; plus

                           (iii) all lessor royalties or similar burdens on the Collateral which remain unpaid for thirty (30) days beyond the terms contained in the applicable leases (other than disputed royalties for which designated cash reserves have been set aside); plus

                           (iv) the absolute value of TOGA's Working Capital, but only in the event the Working Capital is negative.

                  "ADVANCE" means an Initial Loan Advance or an Additional Loan Advance.

                  "AFFILIATE" of a specified Person means:

                           (i) any other Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the specified Person;

                           (ii) any other Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the specified Person;

                           (iii) any other Person directly or indirectly controlling, controlled by or under common control with the specified Person; or

                           (iv) any officer, director, partner or sanguineous or affined kin of the specified Person or of any other Person described in clause (iii) above.

                  As used herein the term `control' means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the direct or indirect ownership of partnership interests, voting securities or other equity interests, or otherwise.

                  The preceding sentence notwithstanding, for purposes of the Loan Documents, Trustco, TAMCO and the Lenders shall be deemed not to be "Affiliates" of Borrower.

                  "AFFILIATE PAYMENTS" means any payments or transfers of any kind directly or indirectly made to any of Borrower's Affiliates, whether as (i) distributions, (ii) purchases or redemptions of equity interests in Borrower,
(iii) repayments of any loans from Affiliates, (iv) loans, investments or advances made from or to Affiliates, or (v) purchases of properties, goods or services from Affiliates, including without limitation, the payment of Management Fees by TOGA to either TOGC or Borrower.

                  "AGENT" has the meaning given in Section 6.4(a).

                  "AGREEMENT" has the meaning given in the preamble hereto.

                  "ANCF" (or "ADJUSTED NET CASH FLOW") means, with respect to a period, the sum of:

         (1) the positive difference of:

                           (i) Project Gross Cash Revenues during any
                  Calculation Period (or other period of calculation, if applicable),

                  less

                           (ii) Actual payments by either Borrower or TOGA
                  during such Calculation Period (or other period of calculation, if applicable), of

                  (A) Lessor royalties and other burdens on production existing as of the Closing Date with respect to the Project Properties and Royalties;

                  (B)      Direct Taxes with respect to the Project Properties;

                  (C) Coupon Interest on the Notes (reduced by payments of coupon interest received with respect to the Participant Loans) and payment of other Obligations under the Loan Documents (other than Principal Payments or payments of Late Payment Interest); and

                  (D) Approved LOE, Approved G&A Costs, Approved Capital Expenditures and Approved Third Party Costs incurred in connection with the Project to the extent and only to the extent such amounts exceed (and are not funded directly or indirectly by) the proceeds of Advances (excluding Advances used to make Participant Loans) and/or the $3,500,000 capital contribution to TOGA pursuant to Section 3.1(a)(xv).

         plus

         (2) Net TOGA Non-Project Cash Flow.

                  "APPROVED" means approved in writing by the Agent.

                  "APPROVED CAPITAL EXPENDITURES" means, for any period, Capital Expenditures made or to be made by or on behalf of TOGA which (i) are included in the Approved Plan of Development or (ii) otherwise Approved specifically as "Approved Capital Expenditures" by Agent in its sole and absolute discretion.

                  "APPROVED G&A COSTS" means G&A Costs Approved specifically as Approved G&A Costs (rather than Permitted G&A Costs) by Agent in its sole and absolute discretion. The Approved G&A Costs will be $0 per annum until otherwise approved by the Agent.

                  "APPROVED PLAN OF DEVELOPMENT" means TOGA's plan of development for the Subject Properties that describes, among other things: (i) the expenditures and improvements necessary to develop the Project Properties,
(ii) the timetable for such development, and (iii) the sources of capital (including but not limited to the Advances) to be used for such development, all as revised and Approved annually by December 1 of each year.

                  "AUSTRALIAN CHARGE DOCUMENT" means that Fixed and Floating Charge between TOGA and Collateral Agent in substantially the form attached hereto as Exhibit A.

                  "AUSTRALIAN WITHHOLDING TAXES" means Australian withholding tax on amounts paid pursuant to this Agreement, the other Loan Documents or the Project Documents under applicable Australian Governmental Rules.

                  "BANK DEBT" means the Debt owed by Borrower to U.S. Bank N.A. under the Revolving Credit Agreement between Central Bank National Association, TOGA, Borrower and Tipperary Petroleum Company dated March 30, 1992, as amended as of the date thereof.

                  "BORROWER" has the meaning given in the preamble hereto.

                  "BORROWER/TOGC COLLATERAL ACCOUNT" means that certain lockbox account established with a bank Approved by Agent in its sole discretion pursuant to the Borrower/TOGC Collateral Account Agreement, or any other lockbox account established pursuant to a replacement Collateral Account Agreement.

                  "BORROWER/TOGC COLLATERAL ACCOUNT AGREEMENT" means that certain Collateral Account Agreement among Borrower, TOGA, the Lenders and a bank Approved by Agent in its sole discretion, as amended from time to time or as replaced by any other Collateral Account Agreement from time to time.

                  "BUSINESS DAY" means a day, other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or obligated by law or executive order to close in either the City of New York, State of New York, U.S.A. or the City of Brisbane, Queensland, Australia.

                  "CALCULATION PERIOD" means a three month period consisting of any December through February, any March through May, any June through August, and any September through November.

                  "CALENDAR MONTH" means any of January, February, March, April, May, June, July, August, September, October, November or December.

                  "CALENDAR QUARTER" means a three Calendar Month period ending on March 31, June 30, September 30 or December 31 of any year.

                  "CALENDAR YEAR" means a twelve Calendar Month period ending on December 31 of any year.

                  "CAPITAL EXPENDITURES" shall mean, for any period, expenditures made or to be made for the drilling and completion of any wells on the properties in the Collateral, including new drilling, completion, production facilities, lifting equipment, gathering systems, workovers, redrilling recompletions and stimulation or other similar types of oil and gas field operations.

                  "CHANGE IN CONTROL" means with respect to TOGA, Borrower no longer owns, directly or indirectly, at least seventy percent (70%) of the issued and outstanding voting equity interests, on a fully diluted basis of TOGA and at least (70%) of the issued and outstanding non-voting equity interests, on a fully diluted basis of TOGA.

                  "CLOSING" or "CLOSING DATE" means the date hereof.

                  "COLLATERAL" means all Property of any kind which is subject to a Lien in favor of Holders or Collateral Agent or which, under the terms of any Security Document, is purported or intended to be subject to such a Lien.

                  "COLLATERAL ACCOUNTS" means the Borrower/TOGC Collateral Account, the TOGA Dollar Collateral Account and the TOGA Australian Collateral Account.

                  "COLLATERAL ACCOUNT AGREEMENTS" means the Borrower/TOGC Collateral Account Agreement, the TOGA Dollar Collateral Account Agreement and the TOGA Australian Collateral Account Agreement each in substantially the form attached hereto as Exhibit B, as may be modified in the sole and absolute discretion of the Agent.

                  "COLLATERAL AGENT" has the meaning given in Section 6.4(b).

                  "COLLATERAL PROPERTIES" has the meaning given in Section
4.1(t).

                  "COMET RIDGE PROJECT" means the exploration and development for the recovery of, and production of Hydrocarbons from lands originally covered by Authority To Prospect Number 526P, including but not limited to all Property, leases and other interests in connection with such land whether acquired by assignment or by operation of the Project JOA due to non-participation of certain parties thereto.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMMITMENT PERIOD" means the period from and including the date hereof until the Funding Expiry Date.

                  "COUPON INTEREST" has the meaning given in Section 2.5.

                  "COVERAGE DEFAULT" means that the Coverage Ratio is less than 125%.

                  "COVERAGE DEFICIENCY" means that the Coverage Ratio is less than 150%.

                  "COVERAGE RATIO" has the meaning given in Section 5.3.

                  "DEBT" means, as to any Person at any date, all or any, indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP and includes indebtedness, liabilities or obligations guaranteed by such Person.

                  "DEDICATION RATE" means 80%, provided that the Dedication Rate will automatically increase to 100% whenever (a) an Event of Default exists, or
(b) a Coverage Deficiency occurs and Borrower does not cure such Coverage Deficiency within one month thereafter.

                  "DEFAULT" means any Coverage Default, any Event of Default, and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default without regard to whether such required notices have been given or such required grace periods have expired.

                  "DIRECT TAXES" means production, severance, ad valorem, excise or other taxes or governmental charges or assessments on (i) the Eligible Proved Properties, (ii) the production therefrom or (iii) the proceeds of such production, but excluding any income or franchise taxes.

                  "DISCLOSURE SCHEDULE" means (i) Schedule 1 and (ii) any documents listed on such schedule and expressly incorporated therein by reference, so long as Borrower or TOGA has heretofore delivered true and correct copies of such documents to the Lenders. Insofar as any representations and warranties made herein are incorporated by reference or otherwise remade in Loan Documents delivered as of a date after the date hereof, the term "Disclosure Schedule" shall in such representations and warranties be deemed to refer as well to all other documents which Borrower or TOGA has at the time in question delivered to the Lenders in the manner prescribed for the delivery of notices in
Section 8.3 if and only if Borrower or TOGA shall have delivered to the Lenders a written notice expressly stating that the same shall be added to and become a part of the "Disclosure Schedule."

                  "DOLLARS" or "$" means the lawful and official currency of the United States of America.

                  "ELIGIBLE PROVED PROPERTY" means an oil and gas property which at the particular time in question (i) is either owned by TOGA or a Comet Ridge Participant and subject to the enforceable contract or other rights of TOGA or a Comet Ridge Participant under the Project JOA which entitle it to its proportional share of Hydrocarbon production therefrom; (ii) is subject to registered Australian Charge Documents and filed Security Documents or to registered and filed Participant Loan Documents in each case which create perfected first security interests in such property or rights in favor of Collateral Agent; (iii) is not subject to forfeiture under the Project JOA or any other Project Documents; (iv) is not subject to any Prohibited Liens; and (v) is the subject of favorable title opinions or other assurance to Lenders from legal counsel acceptable to Agent,
(A) based upon abstract or record examinations to dates acceptable to Agent, (B) stating or advising that TOGA or a Comet Ridge Participant, as the case may be, or the source of title of TOGA or a Comet Ridge Participant, has good and marketable title to such property and that it is subject to no Prohibited Liens, and (C) covering such other matters as Agent may reasonably request.

                  "ENGINEERING REPORT" means (i) the Initial Engineering Report and (ii) any engineering report to be delivered to the Lenders pursuant to
Section 5.1(b)(vii).

                  "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other Governmental Rules relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "ENVIRONMENTAL REPORT" means an environmental report that satisfies the same terms and conditions as the Initial Environmental Report.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

                  "ERISA PLAN" means any pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any Affiliate thereof with respect to which Borrower has any fixed or contingent liability.

                  "EVENT OF DEFAULT" has the meaning given in Section 7.1.

                  "EXCESS ANCF" means, with respect to a period, the positive difference of (i) ANCF for that period, less (ii) the Principal Payment for such period.

                   "FUNDED AMOUNT" means, as of any date of calculation thereof the aggregate original principal amount of all Advances made as of such date.

                  "FUNDING EXPIRY DATE" means the earliest to occur of:

                           an Event of Default;

                           March 31, 2001; or

                           a Coverage Deficiency.

                  "GAAP" means, with respect to Borrower and TOGA and any Related Person domiciled in the United States, those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) in the United States.

                  "G&A COSTS" means all overhead and administrative costs paid by or on behalf of TOGA.

                  "GOVERNMENTAL APPROVAL" means any authorization, consent, decree, permit, privilege, approval, certificate, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental Person necessary for the maintenance and operation of the Project, the ongoing operation of the Borrower or TOGA and the execution of and performance of the Borrower's and TOGA's obligations under the Loan Documents.

                  "GOVERNMENTAL PERSON" means for any country, such country and its government and any international, national (Federal or foreign), state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, corporation or commission, court, agency, body or entity under the direct or indirect control of such country.

                  "GOVERNMENTAL RULE" means:

                           (i) any statute, constitutional provision, law, rule, regulation, ordinance, order, code, judgment, decree, directive, guideline, permit or policy by a Governmental Person; or

                           (ii) any similar form of decision, interpretation or administration by a Governmental Person having the force of law of the foregoing in clause (i) above, whether in effect as the date of this Agreement or thereafter and in each case as amended (including without limitation, all Environmental Laws and any of the foregoing pertaining to land use or zoning restrictions).

                  "GROSS PROCEEDS" shall have the meaning ascribed thereto in the Royalty Agreement.

                  "GUARANTEE AGREEMENT" means that certain Guarantee Agreement in substantially the same form as Exhibit C among TOGA, Agent and Collateral Agent.

                  "HAZARDOUS MATERIALS" means any substances which are regulated or could lead to liability under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

                  "HIGHEST LAWFUL RATE" means the maximum non-usurious rate of interest that the Lenders or Holders are permitted under applicable law to contract for, take, charge, or receive with respect to the Obligation in question.

                  "HOLDERS" means the holders of the Notes from time to time.

                  "HYDROCARBONS" shall have the meaning ascribed thereto in the Royalty Agreement.

                  "INDEMNITORS" means, collectively, Borrower, TOGA and all subsidiaries of TOGA, if any.

                  "INDEPENDENT ENGINEERING REPORT" means any Engineering Report prepared by an Independent Engineer.

                  "INDEPENDENT ENGINEERS" means S. A. Holditch & Associates or other independent petroleum reserve engineers acceptable to both Borrower and Agent.

                  "INITIAL AMORTIZATION DATE" means the first Quarterly Payment Date to occur after Closing.

                  "INITIAL ENGINEERING REPORT" means the engineering report dated October 29, 1999 prepared by S.A. Holditch & Associates evaluating the Subject Properties.

                  "INITIAL ENVIRONMENTAL REPORT" has the meaning given thereto in Section 3.1(x).

                  "INITIAL FINANCIAL STATEMENTS" means the unaudited financial statements of Borrower and TOGA dated as of March 31, 2000, including the notes thereto.

                  "INITIAL FUNDING DATE" means the date on which the Lenders fund the Initial Loan Advance pursuant to the provisions of Section 2.1.

                  "INITIAL LOAN ADVANCE" has the meaning given in Section 2.1.

                  "INTER-COMPANY DEBT" means any Debt i) owed by TOGA to Borrower, ii) owed by TOGA to TOGC or iii) owed by TOGC to Borrower in each case whether or not such Debt is evidenced by a promissory note.

                  "JOA PROPERTY" means the Authority to Prospect 526P issued under the Petroleum Act 1923 (Qld) and any tenement or other land to which the Project JOA applies.

                  "LANDS" has the meaning given in Section 5.1(m).

                  "LATE PAYMENT RATE" means, at the time in question, the lesser of (i) fourteen percent (14%) per annum or (ii) the Highest Lawful Rate.

                  "LATE PAYMENT RATE INTEREST" means any interest accrued at the Late Payment Rate.

                  "LENDERS" means the entities set forth on Schedule 2 attached hereto which have executed a counterpart hereof.

                  "LIEN" means, with respect to any Property, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such Property or which allows him to have such Debt satisfied out of such Property prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, right of recoupment under a gas balancing agreement, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

                  "LOANS" means the loans contemplated hereby.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents, the Royalty Agreement, the Guarantee Agreement and all other agreements, certificates, documents, instruments and writings at any time delivered in connection with the Loans (exclusive of the term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates or their properties, business or prospects and such information is the subject of a written representation or certificate upon which the Lenders shall rely).

                  "LOE" means leasehold operating expenses and other field level or lease level charges for operations on the properties of TOGA included within the Collateral including overhead charges of a third party operator under the Project JOA.

                  "MANAGEMENT FEES" shall mean management fees payable pursuant to the TOGA-Borrower Management Agreement.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on any of the following (determined, with respect to any event, occurrence, circumstance or condition by reference to the situation which would have been in effect without the occurrence of such event, occurrence, circumstance or condition):

                           (a) the Property, the Project, the business, operations, condition (financial or otherwise), liabilities or capitalization of Borrower or any Related Persons taken as a whole, which adversely affects the ability of Borrower or the Related Persons to perform in a timely manner its and their material obligations under any Loan Document and any Project Document;

                           (b) the validity or enforceability of any of the Loan Documents and Project Documents;

                           (c) the availability of any material Governmental Approval (in whole or in material part) as shall then or thereafter be necessary to be obtained under applicable Governmental Rules in connection with the development, financing, construction, operation, expansion and ownership of the Project which adversely affects the ability of Borrower and the Related Persons to perform its and their material obligations under any Loan Document or any Project Document;

                           (d) the validity or enforceability of any of the material rights, remedies, powers and privileges of any Lender, Holder, Agent or Collateral Agent under the Loan Documents; or

                           (e) the validity or enforceability of the Liens on any material item of Collateral under any of the Security Documents.

                  "MATURITY DATE" means March 30, 2006.

                  "MODIFIED NPV10" means the sum of:

                           (i) with respect to any Proved Developed Producing Reserves attributable to the Eligible Proved Properties, NPV10 of a percentage between 90% and 100% of such Reserves, as such percentage is chosen by Agent in its sole and absolute discretion; plus

                           (ii) with respect to any Proved Developed
         Non-Producing Reserves attributable to the Eligible Proved Properties, NPV10 of a percentage between 70% and 90% of such Reserves, as such percentage is chosen by Agent in its sole and absolute discretion; plus

                           (iii) with respect to any Proved Undeveloped Reserves attributable to the Eligible Proved Properties, NPV10 of a percentage between 70% and 90% of such Reserves, as such percentage is chosen by Agent in its sole and absolute discretion;

         provided, however, that the Modified NPV10 for any particular Proved Developed Non-Producing Reserves or Proved Undeveloped Reserves shall be zero (0) unless capital expenditures for the development of such Reserves, in at least the amounts required pursuant to the most recent Engineering Report, have been scheduled and such capital is reasonably expected to be available from Advances or as a deduction from ANCF as Approved Capital Expenditures.

                  "NET TOGA NON-PROJECT CASH FLOW" means the positive difference of:

                           (i) Non-Project TOGA Gross Cash Revenues during any Calculation Period (or other period of calculation, if applicable),

         less

                           (ii) Actual payments by TOGA during such Calculation Period (or other period of calculation, if applicable), of


                  (A) Lessor royalties and other burdens on production payable to parties other than Affiliates of Borrower with respect to the Non-Project Properties and Royalties;

                  (B)      Direct Taxes with respect to the Non-Project
                           Properties;

                  (C) Permitted LOE, Permitted G&A Costs (excluding any Management Fees), Permitted Capital Expenditures and Permitted Third Party Costs, in each case, incurred in connection with the Non-Project Properties to the extent, and only to the extent, not funded by either capital contributions or advances of Inter-company Debt to TOGA.

                  "NON-PROJECT PROPERTIES" means all Properties of TOGA that are not Project Properties.

                  "NON-PROJECT TOGA GROSS CASH REVENUES" means all cash and non-monetary revenues and receipts (excluding accounts receivable and other accruals) received by or on behalf of TOGA (without duplication) from or in any way relating to the Non-Project Properties or by or on behalf of TOGA from any other source, including without limitation interest or other earnings received in respect of all invested funds and insurance proceeds but excluding cash receipts from (a) sales of any portion of the Collateral approved by Agent which are used to make a mandatory prepayment of principal pursuant to Section 2.9,
(b) an Approved refinancing of the Loans which are used to make a mandatory prepayment of principal pursuant to Section 2.9(b)(ii), and (c) insurance proceeds necessary and used to replace or repair Non-Project assets.

                  "NOTES" has the meaning given in Section 2.2.

                  "NPV10" means with respect to any Proved Reserves expected to be produced from the Eligible Proved Properties, the net present value of the future net revenues expected to accrue to TOGA's interests in such Reserves during the remaining expected economic lives of such Reserves, discounted at 10% per annum. Each calculation of such expected future net revenues shall be made as of the date when requested in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event:

                           (i) appropriate deductions shall be made for (A) Direct Taxes and existing burdens that are Permitted Liens (excluding, however, the Royalty), (B) LOE, (C) Third Party Costs, and (D) Capital Expenditures (including plugging and abandonment costs), all consistent with the most recent Engineering Report; and

                           (ii) the pricing assumptions used in determining NPV10 for any particular Proved Reserves shall be:

                                (A) the contract price, if any, during the term
                  of any written oil and gas sales contract with respect to such Proved Reserves between Borrower or TOGA and unrelated Persons; or

                                (B) if no sales contract exists:

                                    (I)      for volumes of oil and gas swapped
                                             or hedged with investment grade
                                             counter parties, the hedged price
                                             net of any costs, expenses or
                                             deductions relating thereto; and

                                    (II)     for "naked" or long unhedged
                                             volumes, the lower of the last
                                             twelve (12)-month average of prices
                                             actually received or the last six
                                             (6)-month average of prices
                                             actually received.

                  "OBLIGATIONS" means the sum of all Debt from time to time owing by Related Persons to the Holders, the Lenders, Collateral Agent or Agent under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the Obligations.

                  "OWNED PROPERTIES" means TOGA's interest in Authorities to Prospect 655P and 675P issued under the Petroleum Act 1923 (Qld) and any other interest which TOGA has in and which is intended to be used for the purpose of exploration or extraction of Hydrocarbons.

                  "PARTICIPANT LOANS" shall have the meaning given hereto in
Section 2.4(c).

                  "PARTICIPANT LOAN DOCUMENTS" shall have the meaning given hereto in Section 2.4(c).

                  "PARTICIPANT ROYALTY DOCUMENTS" shall have the meaning given hereto in Section 2.4(c).

                  "PERMITTED BORROWER PAYMENTS" means any payment made by TOGA to Borrower or TOGA whether as a distribution, as a payment of Approved Management Fees or otherwise, which shall be used by Borrower for the payment of the Obligations, provided, however, that no payment shall be a Permitted Borrower Payment if it shall have the effect of reducing the outstanding Inter-company Debt of TOGA to an amount less than an amount Approved by the Agent.

                  "PERMITTED CAPITAL EXPENDITURES" means, for any period, Approved Capital Expenditures and Capital Expenditures made or to be made by or on behalf of TOGA which are funded by either capital contributions or advances of Inter-company Debt to TOGA from Borrower or TOGC including such contributions or advances by Borrower using proceeds of any Advance.

                  "PERMITTED DEBT" means, without duplication:

                           (i) Obligations owing to the Lenders, Holders, Agent or Collateral Agent created pursuant to the Loan Documents;

                           (ii) liabilities for taxes, assessments, governmental charges or levies which are being contested in good faith with cash reserves established pursuant to GAAP;

                           (iii) tax liabilities of TOGA, if any, arising as a result of the filing of TOGA's tax return;

                           Inter-company Debt which is (a) pledged to the Collateral Agent pursuant to the Pledge and Security Agreement and (b) subordinated to the Obligations in a manner acceptable to Agent; and

                           Currency hedging contracts relating to the net cash flows from TOGA's oil and gas operations at any time not to exceed the projected production revenues over the immediately following twelve
         (12) month period.

                  "PERMITTED G&A COSTS" means G&A Costs which (i) are Approved Management Fees, or (ii) shall not exceed such amounts set forth in an Approved operating budget of TOGA or (iii) shall be Approved by Agent in its sole and absolute discretion.

                  "PERMITTED INVESTMENTS" means investments:

                           (i) in open market commercial paper, maturing within 270 days after acquisition thereof, which at the time of investment has the highest or second highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                           (ii) in marketable obligations, maturing within twelve (12) months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

                           (iii) in demand deposits, time deposits or other "money market instruments" (including certificates of deposit) maturing within twelve (12) months from the date of deposit thereof, with any office of a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc.; or

                           (iv) in repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount not less than $500,000,000 relating to United States of America government obligations.

                  "PERMITTED LIENS" means:

                           (i) deposits or pledges (but not other Liens) to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations, or public or statutory obligations of a like general nature incurred in the ordinary course of business;

                           (ii) Liens securing surety or appeal bonds, bid or performance bonds or other obligations of a like general nature incurred in the ordinary course of business if such Liens (A) are either approved by Agent or reasonably necessary to obtain the bonds,

         (B) secure obligations in an aggregate amount not to exceed $500,000 at any time, and (C) do not constitute Liens on any of Borrower's interests in the Project;

                           (iii) zoning restrictions, easements, licenses, or restrictions on the use of real property which do not materially impair the use of such property in the operation of the business of Borrower, or the value of such property;

                           (iv) inchoate liens arising under applicable
         Governmental Rules to secure current service pension liabilities as they are incurred under the provisions of employee benefits plans from time to time in effect;

                           (v) state and municipal liens for personal property taxes where no enforcement or execution proceedings have been taken in respect thereof, and provided same do not exceed $100,000 in the aggregate at any time;

                           (vi) the rights of any lessors under any leases capitalized in accordance with GAAP which constitute Permitted Debt;

                           (vii) Liens arising by operation of any Governmental Rule in connection with trade debt constituting Permitted Debt so long as the same are junior and subordinate to the Lien of the Security Documents; or

                           (viii)   Liens arising under the Project JOA.

                  "PERMITTED LOE" means LOE relating to Non-Project Properties to the extent, and only to the extent, funded from Non-Project TOGA Gross Cash Revenues or capital contributions or advances of Inter-company Debt.

                  "PERMITTED MANAGEMENT FEES" means the Management Fees paid by TOGA to Borrower pursuant to the Management Agreement all as Approved by Agent.

                  "PERMITTED THIRD PARTY COSTS" means Third Party Costs to the extent, and only to the extent, funded from Non-Project TOGA Gross Cash Revenues or capital contributions or advances of Inter-company Debt.

                  "PERSON" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

                  "PLEDGE AND SECURITY AGREEMENT" means that certain Pledge and Security Agreement substantially in the form of Exhibit D between Borrower and Collateral Agent.

                  "PRINCIPAL PAYMENT" shall have the meaning given thereto in
Section 2.8.

                  "PROHIBITED LIEN" means any Lien not expressly allowed under
Section 5.2(b).

                  "PROJECT" means the Comet Ridge Project and all related assets and facilities whether now in existence or hereinafter acquired, including any other properties funded directly or indirectly with the proceeds of any Advances.

                  "PROJECT DOCUMENTS" shall mean each agreement or document necessary for the development, financing, construction operation and ownership of the Project and shall in any event include without limitation the Project JOA, Government Approvals, the leases, contracts, or other documents establishing or evidencing the Collateral or Secured Properties and the insurance policies required under Section 3.1 of the Loan Agreement.

                  "PROJECT GROSS CASH REVENUES" means all cash and non-monetary revenues and receipts (excluding accounts receivable and other accruals) received by or on behalf of TOGA, TOGC or Borrower (without duplication) from or in any way relating to the Project, including without limitation interest or other earnings received in respect of all invested funds and insurance proceeds but excluding cash receipts from (a) sales of any portion of the Collateral approved by Agent which are used to make a mandatory prepayment of principal pursuant to Section 2.9, (b) an Approved refinancing of the Loans which are used to make a mandatory prepayment of principal pursuant to Section 2.9(b)(ii), (c) insurance proceeds necessary and used to replace or repair Project assets, (d) Advances, (e) Inter-company Debt payments and (f) payments with respect to Participant Loans.

                  "PROJECT PROPERTIES" means the Eligible Proved Properties within the Project.

                  "PROJECT JOA" means that certain Operating Agreement between Tri-Star, TOGA, and the Comet Ridge Participants dated May 15, 1992, as amended from time to time.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed.

                  "PRO RATA SHARE" means, with respect to each Holder, the percentage set forth opposite such Holder's name on Schedule 3; provided, however, that upon any transfer, change or re-issuance of Notes, the Pro Rata Share for each Holder will be recalculated at the time of such transfer, change or re-issuance based upon the outstanding principal amounts of the Notes held by such Holder.

                  "PROVED DEVELOPED NON-PRODUCING RESERVES" are Proved Reserves that are Shut-in and Behind-pipe Reserves. "SHUT-IN RESERVES" are those expected to be recovered from completion intervals open at the time of the estimate, but which had not started producing, or were shut in for market conditions or pipeline connections, or were not capable of production for mechanical reasons (including the requirement for installation or restaging of compression), and the time when sales will start is uncertain. "BEHIND-PIPE RESERVES" are those expected to be recovered from zones behind casing in existing wells, which will require additional completion work or a future completion prior to the start of production.

                  "PROVED DEVELOPED PRODUCING RESERVES" means Proved Reserves that are expected to be recovered from completion intervals open and producing at the time of the estimate.

                  "PROVED DEVELOPED RESERVES" means Proved Developed Producing Reserves and Proved Developed Non-Producing Reserves.

                  "PROVED RESERVES" means those Reserves which are "proved oil and gas reserves" within the meaning of Rule 4-10 of Regulation S-X, 17 C.F.R.
Section 210.4-10 of the Commission.

                  "PROVED UNDEVELOPED RESERVES" means Proved Reserves that are assigned to undrilled locations which satisfy the following conditions: (i) the locations are direct offsets to wells which have indicated commercial production in the objective formation, (ii) it is reasonably certain that the locations are within the known proved productive limits of the objective formation, (iii) the locations conform to existing well spacing regulations, if any, and (iv) it is reasonably certain that the locations will be developed. Reserves for other undrilled locations are classified as Proved Undeveloped Reserves only in those cases where interpretations of data from wells indicate that the objective formation is laterally continuous and contains commercially recoverable hydrocarbons at locations beyond direct offsets.

                  "QUARTERLY PAYMENT DATE" means the penultimate Business Day of each Calendar Quarter.

                  "RELATED PERSON" means Borrower, TOGA, TOGC, any Indemnitor, and any Subsidiary of Borrower or TOGA.

                  "REPAYMENT DATE" means the date the Obligations, other than Royalties, are repaid in full.

                  "REQUEST FOR ADVANCE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.3.

                  "RESERVES" means estimated volumes of crude oil, condensate, natural gas, natural gas liquids, and associated substances anticipated to be commercially recoverable from known accumulations from a given date forward, under then existing economic conditions, by established operating practices, and under current government regulations. Reserve estimates are based on interpretation of geologic or engineering data available at the time of the estimate. Reserves do not include volumes of crude oil, condensate, natural gas (including storage gas), or natural gas liquids being held in inventory. If required for financial reporting, reserve estimates or other purposes, Reserves may be reduced for on-site or processing losses.

                  "RESTRICTED DEBT" of any Person means Debt in any of the following categories:

                           (i) Debt for borrowed money;

                           (ii) Debt constituting an obligation to pay the deferred purchase price of property or services;

                           (iii) Debt evidenced by a bond, debenture, note or similar instrument;

                           (iv) Debt which would under GAAP or, with respect to TOGA, GAAP or Australian generally accepted accounting principles be shown on such Person's balance sheet as a liability;

                           (vi) Debt constituting principal under leases capitalized in accordance with GAAP;

                           (vii) Debt arising under conditional sales or other title retention agreements;

                           (viii) Debt owing under direct or indirect guaranties of Debt of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Debt, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection;

                           (ix) Debt with respect to letters of credit or applications or reimbursement agreements therefor; or

                           (x) Debt with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the term "Restricted Debt" of any Person shall not include Debt that was incurred on ordinary trade terms and is owed by the Person incurring the same to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business which relate to items included in or constituting Permitted Capital Expenditures, Permitted LOE, Permitted Third Party Cost or Permitted G&A Costs unless such is more than ninety (90) days past due.

                  "ROYALTY" means any overriding royalty granted or agreed to be paid pursuant to any Royalty Agreement.

                  "ROYALTY AGREEMENT" shall mean that certain Overriding Royalty Agreement dated as of even date herewith in substantially the same form attached hereto as Exhibit E, as the same may be amended or supplemented from time to time.

                  "ROYALTY AGREEMENTS" means the Royalty Agreement and any Supplement to Royalty Agreement and any Royalty Conveyance (as defined in the Royalty Agreement), collectively, or individually as the context may so require.

                  "ROYALTY DETERMINATION DATE" means (i) if Agent or Lenders shall exercise the right under Section 3.4 hereof to refuse to fund any Advance or to terminate or cancel the obligation to make future Advances, the later of
(a) the date of disbursement of the last Advance to be funded or (b) the date of completion of the last work comprising Approved Capital Expenditures deducted in the calculation of ANCF, or (ii) in all other events, the Repayment Date.

                  "ROYALTY PAYEE" means the Payee as defined in the Royalty Agreements.

                  "SECURITY AGREEMENT" means the Security Agreement substantially in the form of Exhibit F between TOGA and Collateral Agent.

                  "SECURITY DOCUMENTS" means the Security Agreement, Australian Charge Document, the Pledge and Security Agreement, the TOGC Security Agreement, the Subordination Agreement, the financing statements, any other instruments listed in the Security Schedule, and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Lenders, Holders or Collateral Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

                  "SECURITY SCHEDULE" means Schedule 4.

                  "SCHEDULED MINIMUM PRINCIPAL PAYMENT" shall have the meaning given hereto in Section 2.8(c)(ii).

                   "SPOT RATE" means in relation to the conversion of any amount in a currency other than Dollars to the noon date spot rate of exchange announced by the Federal Reserve Bank of New York on the Business Day immediately prior to the date that the calculation or currency is to be made for the conversion of the currency in question. Each determination of the Spot Rate shall be made by the Agent and shall be conclusive absent manifest error.

                  "SUBJECT HYDROCARBONS" has the meaning given in the Royalty Agreement.

                  "SUBJECT PROPERTIES" means, collectively, the oil and gas leases, oil, gas and mineral leases, mineral leases, licenses, concessions, authorities to prospect and other mineral interests and properties and the lands covered thereby described in Exhibit A to the Overriding Royalty Agreement and by reference to any Royalty Conveyance (as defined in the Overriding Royalty Agreement).

                  "SUBORDINATION AGREEMENT" means the Subordination Agreement among Borrower, TOGC and TAMCO substantially in the form attached hereto as Exhibit H.

                  "SUBSIDIARY" of a specified Person means any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by the specified Person, provided that associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of the specified Person.

                  "SUPPLEMENT TO ROYALTY AGREEMENT" has the meaning given in
Section 5.1(l).

                  "TAXES" shall have the meaning given thereto in Section
5.1(h).

                  "TCW GOVERNING DOCUMENTS" shall have the meaning given thereto in Section 6.4(d).

                  "TERMINATION EVENT" means:

                           (i) the occurrence with respect to any ERISA Plan of
         (A) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (B) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guarantee Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA;

                           (ii) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA;

                           (iii) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA;

                           (iv) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guarantee Corporation under Section 4042 of ERISA; or

                           (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

                  "THIRD PARTY COSTS" means any costs paid to persons other than Affiliates of Borrower for the transportation, processing, treating and marketing of Subject Hydrocarbons.

                  "TOGA AUSTRALIAN COLLATERAL ACCOUNT" means that certain lockbox account established with the Brisbane office of ANZ Bank pursuant to the TOGA Australian Collateral Account Agreement, or any other lockbox account established pursuant to a replacement Collateral Account Agreement.

                  "TOGA AUSTRALIAN COLLATERAL ACCOUNT AGREEMENT" means that certain Collateral Account Agreement between Borrower, TOGA, the Lenders and ANZ Bank, as amended from time to time or as replaced by any other Collateral Account Agreement from time to time.

                  "TOGA-BORROWER MANAGEMENT AGREEMENT" means that certain Services Agreement to be entered into between TOGA and Borrower in substantially the form attached hereto as Exhibit I.

                  "TOGA DOLLAR COLLATERAL ACCOUNT" means that certain lockbox account established with the Brisbane office of ANZ Bank pursuant to the TOGA Dollar Collateral

Account Agreement, or any other lockbox account established pursuant to a replacement Collateral Account Agreement.

                  "TOGA DOLLAR COLLATERAL ACCOUNT AGREEMENT" means that certain Collateral Account Agreement between Borrower, TOGA, the Lenders and ANZ Bank, as amended from time to time or as replaced by any other Collateral Account Agreement from time to time.

                  "TOGC SECURITY AGREEMENT" means that certain Pledge and Security Agreement between TOGC and Collateral Agent in substantially the form attached hereto as Exhibit J.

                  "TOTAL MODIFIED NPV10" means the sum of the Modified NPV10's for all Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Un-Developed Reserves.

                  "TRI-STAR" has the meaning given in Section 4.1(t).

                  "TRI-STAR LITIGATION" means that certain litigation captioned Tipperary v. Tri-Star, Case No. CV-42, 256 before the District Court of Midland County, Texas, 238th Judicial District.

                  "TRUSTCO" means Trust Company of the West, a California trust company.

                  "WORKING CAPITAL" has the meaning given in Section 5.2(k).

                  "YIELD ADJUSTMENT PAYMENT" has the meaning given in Section 2.11.

         Section 1.2 ACCOUNTING TERMS AND DETERMINATIONS.

                  (a) Except as otherwise expressly provided in this Agreement, all accounting terms used in this Agreement (including the term "WORKING CAPITAL") shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders, Holders, Agent or Collateral Agent under this Agreement shall (unless otherwise disclosed to the Lenders, Holders, Agent or Collateral Agent in writing at the time of delivery in the manner described in subsection (b) below) be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders, Holders, Agent or Collateral Agent under this Agreement (which, prior to the delivery of the first audited financial statements under Section 5.1(b)(i), shall mean the Initial Financial Statements). Except as otherwise expressly provided in this Agreement, all calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided in this Agreement) be made by application of GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders, Holders, Agent or Collateral Agent pursuant to Section 5.1(b)(i) or (ii).

                  (b) To enable the ready and consistent determination of compliance with the covenants set forth in this Section 1.2 and Section 5.1, Borrower will not change the last day of its fiscal year from September 30 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from December 31, March 31 and June 30 of each year, respectively, except with Agent's reasonable consent.


         Section 1.3 INTERPRETATION. In this Agreement, unless otherwise indicated, the singular includes the plural and conversely; words importing one gender include the others and neuter includes all genders; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the word "or" shall not be exclusive (i.e., shall be deemed to include "and/or"); the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; the Table of Contents and article and section headings and other captions are for the purpose of reference only and do not limit or effect the meaning of the terms and provisions hereof; the words "including," "includes" and "include" shall be deemed a reference to such agreement and/or instrument and shall be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to such parts of this Agreement; references to agreements and other contractual instruments shall be deemed a reference to such agreement and/or instrument and shall include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

                                   ARTICLE 2
                                     LOANS

         Section 2.1 LOAN ADVANCES.

                  (a) Subject to the terms and conditions hereof, the Lenders agree on behalf of the Holders to make an initial advance to Borrower (the "INITIAL LOAN ADVANCE") on the Initial Funding Date in the aggregate amount of Six Million and 00/100 Dollars ($6,000,000).

                  (b) Subject to the terms and conditions precedent hereof, including Section 3.3, the Lenders agree on behalf of the Holders to make additional advances to Borrower (the "ADDITIONAL LOAN ADVANCES") from time to time during the Commitment Period so long as the aggregate amount of the Additional Loan Advances does not exceed Eleven Million and 00/100 Dollars ($11,000,000) and the aggregate amount of all Advances does not exceed Seventeen Million and 00/100 Dollars ($17,000,000).

         Section 2.2 THE NOTES. Borrower's obligation to repay to the Lenders the aggregate amount of the Advances, together with interest accruing in connection therewith, shall be evidenced by senior secured promissory notes (the "NOTES") made by Borrower in the form of Exhibit E with appropriate insertions, each payable to the order of the Holders in the stated principal amounts set forth on Schedule 3 (as the same may be revised, from time to time). All Advances will be made under the Notes in proportion to their relative stated principal amounts. The amount of principal owing on each Note at any given time shall be such proportionate share of the aggregate amount of the Advances theretofore made minus such proportionate share of all payments of principal theretofore received by the Holders on such Notes. Interest on the Notes shall accrue and be due and payable as provided herein and therein. Amounts borrowed and repaid on the Notes may not be re-borrowed hereunder.

         Section 2.3 REQUEST FOR ADVANCES.

                  (a) Borrower must give the Lenders at least fifteen (15) days prior written notice (or telephonic notice promptly confirmed in writing by the Lenders) of any requested Additional Loan Advance. Each such written notice (or confirmation) must be made (i) if the Initial Loan Advance, in the form and substance of the "Request for Initial Advance" in Exhibit L duly completed; and
(ii) if an Additional Loan Advance, in the form and substance of the "Request for Additional Advance" in Exhibit M. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are to be set out in the written confirmation.

                  (b) If all conditions precedent to such Advance have been met, the Lenders will, on the funding date specified in the Borrower's Request for Advance or on the date such conditions precedent have been met, make such Advance available to Borrower in immediately available funds.

         Section 2.4 USE OF PROCEEDS.

                  (a) Borrower shall use the proceeds from the Initial Loan Advance for the sole purpose of capitalizing TOGA by means of either Approved capital contributions or Approved advances of Inter-company Debt in order for TOGA to:

                      (i) Refinance approximately $4,800,000 of existing Debt
                  owed by TOGA to Slough Estates USA Inc.; and

                      (ii) Use up to $1,200,000 for Approved Working Capital
                  purposes.

                  (b) Borrower shall use approximately $6,700,000 (or such additional amount as may be deducted from the amounts in Section 2.4(c) due to non consent of Persons among interests pursuant to the Project JOA relating to the Project) of the proceeds from the Additional Loan Advances, which funds may be drawn upon as set forth in this Section 2.4 and in Article 3, for the sole purpose of capitalizing TOGA for the continued development of TOGA's interests in the Project in accordance with the Approved Plan of Development.

                  (c) No more than $4,300,000 of the proceeds from Additional Loan Advances may be used to make loans to third-party Persons owning interests pursuant to the Project JOA ("COMET RIDGE PARTICIPANTS") in connection with the continued development thereof or for other uses Approved by the Agent in its sole and absolute discretion. All such loans to Comet Ridge Participants (collectively, "PARTICIPANT LOANS") shall be made pursuant to loan documents in terms consistent with the terms sheet attached hereto as Exhibit N (which shall provide for the execution of royalty conveyances in substantially the form of the Royalty Conveyances) and in form approved by Agent in its sole and absolute discretion ( the "PARTICIPANT LOAN DOCUMENTS"). All such Participant Loans made pursuant to this subsection

(c) shall be collaterally assigned to Collateral Agent as additional security for the repayment of the Notes. Upon the full repayment of the Notes, Collateral Agent shall release such security interest (excluding any security interests or liens securing the payment of royalties agreed to be paid by such Comet Ridge Participants) upon written request of the Borrower.

                  (d) In no event shall the funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulations U, G and X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to the Lenders, Holders, Agent and Collateral Agent that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.5 COUPON INTEREST. Subject to modification pursuant to
Section 2.7, the Notes shall bear interest ("COUPON INTEREST") from and including the dates of the Advances on the unpaid principal amount from time to time outstanding at the rate of ten percent (10%) per annum.

         Section 2.6 ACCRUAL AND PAYMENT OF COUPON INTEREST. Coupon Interest shall accrue on the Notes from and including the Initial Funding Date until their repayment in full. For each Calendar Quarter (or part thereof) commencing on or after the Initial Funding Date and ending on or before the Maturity Date, Coupon Interest on the Notes shall be calculated for the entire such Calendar Quarter in the manner provided in Section 2.7, but shall be due and payable on the Quarterly Payment Date of such Calendar Quarter.

         Section 2.7 COMPUTATION OF INTEREST.

                  (a) Coupon Interest shall be computed on the Notes on the basis of a 360-day year and on the actual number of days elapsed in any period including the date of Advance but excluding the date by which the Holders are deemed, pursuant to Section 2.10(a), to have received payment. Coupon Interest on the Notes for each Calendar Quarter (or part thereof) ending on or before the Maturity Date shall be computed as the sum of the daily interest for the Calendar Quarter (or part thereof), taking into account the outstanding principal balance of the Notes on each day of the period (where such balance on any given day shall reflect any payment of principal credited on such date pursuant to Section 2.10 hereof). For purposes of clarity, for purposes of computing the Coupon Interest due and payable on the Quarterly Payment Date of such Calendar Quarter, the daily interest for the period from and including the Quarterly Payment Date through the end of the Calendar Quarter shall be based on the outstanding principal balance after crediting all payments of principal through the Quarterly Payment Date.

                  (b) Any principal or Coupon Interest payment due on the Notes or any other monetary Obligation which is not paid when due, whether at stated maturity, by notice of acceleration or otherwise, shall bear interest (calculated in the manner set forth above) at the Late Payment Rate.

         Section 2.8 PAYMENT OF PRINCIPAL; QUARTERLY PAYMENTS.

                  (a) Borrower shall not be required to make payments of principal on the Notes during the period commencing on the Initial Funding Date and ending on the day before the Initial Amortization Date.

                  (b) The outstanding principal balance of the Notes shall be due and payable in full on the Maturity Date.

                  (c) Commencing upon the first Quarterly Payment Date after the Initial Amortization Date, and on every Quarterly Payment Date thereafter until the Maturity Date, Borrower shall make a principal payment to Lenders on account of the outstanding principal balance of the Notes (each, a "PRINCIPAL PAYMENT") in an amount equal to the greater of:

                      (i) The sum of (A) the Dedication Rate multiplied by the
                  ANCF for the preceding Calculation Period plus (B) the amount of all Principal Payments made during such Calculation Period on the Participant Loans; or

                      (ii) The "SCHEDULED MINIMUM PRINCIPAL PAYMENT" applicable
                  on such Quarterly Payment Date, defined as the product of (A) the unpaid principal balance on the Notes as of December 31, 2002 and (B) the percentage set forth below for the month and year in which such Quarterly Payment Date occurs, rounded to the next higher $1,000:

                         PERCENTAGES FOR COMPUTATION OF
                      SCHEDULED MINIMUM PRINCIPAL PAYMENTS


----------------------------------------------------------------------------------------------------------
       YEAR              MARCH             JUNE            SEPTEMBER          DECEMBER          TOTAL
------------------- ----------------- ---------------- ------------------ ----------------- --------------
       2000                0%               0%                0%                 0%

       2001                0%               0%                0%                 0%

       2002                0%               0%                0%                 0%

       2003                5%               5%                5%                 5%                   20%

       2004                9%               9%                9%                 9%                   36%

       2005               10%               10%               10%               10%                   40%

       2006            Remainder                                                                       4%
------------------- ----------------- ---------------- ------------------ ----------------- --------------
      Total                                                                                          100%
------------------- ----------------- ---------------- ------------------ ----------------- --------------


                  (d) All payments of principal made by Borrower hereunder shall be applied to the Notes to which such payments relate ratably among the Holders of such Notes proportionately to their respective Pro Rata Shares. All prepayments of principal made pursuant to Section 2.9 shall apply to principal payments thereafter required in inverse order of their maturity.

         Section 2.9 PREPAYMENT.

                  (a) OPTIONAL PREPAYMENTS. In addition to the payments required under Sections 2.6 and 2.8, Borrower may, from time to time, on or after October 1, 2000 through March 1, 2002, and upon ten (10) Business Days' prior written notice to Lenders, prepay the Notes, in whole but not in part, so long as such prepayment is accompanied by the payment of, and there shall be due and payable upon any prepayment in full of principal during such period whether by optional prepayment or mandatory prepayment pursuant to Section 2.9(b), a prepayment premium (the "PREPAYMENT PREMIUM") equal to the product of the applicable "PREPAYMENT PREMIUM PERCENTAGE" set forth below opposite the time period in which the date of prepayment occurs multiplied by the principal amount prepaid:


       -------------------------------------------------------------------------------------------------------
       DATE OF PREPAYMENT                                           PREPAYMENT PREMIUM PERCENTAGE
       ------------------------------------------------ ------------------------------------------------------
       Prior to October 1, 2000                         No Prepayment Allowed
       ------------------------------------------------ ------------------------------------------------------
       October 1, 2000 to March 31, 2001                12.5%
       ------------------------------------------------ ------------------------------------------------------
       April 1, 2001 to June 30, 2001                   10%
       ------------------------------------------------ ------------------------------------------------------
       July 1, 2001 to September 30, 2001               7.5%
       ------------------------------------------------ ------------------------------------------------------
       October 1, 2001 to December 31, 2001             5%
       ------------------------------------------------ ------------------------------------------------------
       January 1, 2002 to February 28, 2002             2.5%
       ------------------------------------------------ ------------------------------------------------------

         In addition to the payments required under Sections 2.6 and 2.8, Borrower may, on or after March 1, 2002, from time to time and upon ten (10) Business Days' prior written notice to Lenders, prepay the Notes, in whole or in part, so long as each partial prepayment of principal on the Notes is greater than or equal to $250,000. Each partial prepayment of principal shall be applied to the Minimum Principal Payments due under the Notes in the inverse order of their maturities.

         Each prepayment of principal under this Section 2.9 shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal prepaid pursuant to this Section 2.9 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         (b) MANDATORY PREPAYMENTS.

             (i) If the Agent Approves any request by TOGA to sell all or any portion of the Eligible Proved Properties (which approval shall be in Agent's sole and absolute discretion as to any Collateral comprising a portion of the Project but which approval shall not be withheld unreasonably as to any Collateral not comprising a portion of the Project, notwithstanding any other provision hereof, all sales proceeds must be applied to the prepayment of the Notes unless otherwise approved in writing by the Agent, which approval the Agent may withhold in its sole and absolute discretion.

             (ii) If Borrower refinances all or any portion of the Loans, which prior to October 1, 2000 shall be subject to receipt of Approval of the Agent which may be withheld in Lenders' sole and absolute discretion, notwithstanding any other provision hereof, all refinancing proceeds shall be applied to prepayment of the Scheduled Principal Payments in inverse order of their maturities.

             (iii) Borrower shall apply any Excess ANCF not used for additional development expenditures pursuant to the Approved Plan of Development within nine months after receipt to the prepayment of the Scheduled Principal Payment in inverse order of their maturities.

   Any mandatory prepayments made pursuant to this Section 2.9(b) shall be free from prepayment penalties.

                  (c) EFFECT ON ROYALTY. Under no circumstances shall the Royalty be released in connection with any prepayment pursuant to subsection (a) or (b) above.

         Section 2.10 GENERAL PAYMENT PROVISION.

                  (a) Borrower shall make each payment which Borrower owes under any of the Loan Documents not later than 11:00 a.m., Los Angeles, California time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds sent by wire transfer to the payment accounts set forth on Schedule 5 (or to such other bank and accounts and pursuant to such other directions as Holders may from time to time specify). Any payment received by Holders after such time shall be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be the preceding Business Day. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Notes. When the Holders collect or receive money on account of the Obligations which is insufficient to pay all Obligations then due and payable, the Holders may apply such money as they elect to the various Obligations which are then due and payable.

                  (b) Any amount received by the Agent or Collateral Agent, or any Holder, whether as a Coupon Interest payment or principal payment from or on behalf of Borrower, shall be applied as follows in descending order of priority:

                      (i) to all costs and expenses (including reasonable
                  attorneys' fees and costs; costs of maintaining, preserving or disposing of any Collateral; and costs of settlement) incurred by the Lenders, Holders, Agent or Collateral Agent either pursuant to Section 5.1(j) or in enforcing any Obligations of, or in collecting any payments from, any obligor hereunder or under the other Loan Documents;

                      (ii) to Obligations (other than principal or interest)
                  then due and owing the Lenders, Holders, Agent or Collateral Agent under any of the Loan Documents;

                      (iii) to Late Payment Rate Interest which has accrued on
                  past due payments hereunder pursuant to Section 2.7(b);

                      (iv) to Coupon Interest that is currently due and payable
                  on the Notes pursuant to Sections 2.6 and 2.7(a);

                      (v) to the payment of past due principal on the Notes;

                      (vi) to payment of principal on the Notes currently due
                  and payable pursuant to Section 2.8; and

                      (vii) to the prepayment of principal under the Notes,
                  which prepayment shall be applied to future Scheduled Minimum Principal Payments in inverse order of their maturities.

         Section 2.11 YIELD ADJUSTMENT PAYMENT. Concurrently with the funding of the Initial Loan Advance, Borrower shall pay in immediately available funds to Lenders a yield adjustment payment (the "YIELD ADJUSTMENT PAYMENT") in an amount equal to One Hundred Twenty Thousand Dollars ($120,000).

         Section 2.12 COLLATERAL ACCOUNTS.

                  (a) ESTABLISHMENT OF COLLATERAL ACCOUNTS; RULES.

                      (i) Borrower shall establish and maintain at its expense
                  the Borrower/TOGC Collateral Account pursuant to the Borrower/TOGC Collateral Account Agreement and TOGA shall establish and maintain at its expense the TOGA Dollar Collateral Account pursuant to the TOGA Dollar Collateral Account and the TOGA Australian Collateral Account pursuant to the TOGA Australian Collateral Account Agreement.

                      (ii) TOGA, and to the extent applicable Borrower, shall
                  deposit into the TOGA Dollar Collateral Account or the TOGA Australian Collateral Account all Project Gross Cash Revenues and Net TOGA Non-Project Cash Flow from and after the Initial Funding Date through the Repayment Date.

                      (iii) TOGA may make monthly withdrawals from the TOGA
                  Dollar Collateral Account or the TOGA Australian Collateral Account on the last day of each Calendar Month to pay Approved LOE, Approved Third Party Costs, Approved Capital Expenditures and Direct Taxes provided that all Obligations then due and payable have been paid in full and no Default shall then exist or be outstanding.

                      (iv) From and after the Initial Funding Date through the
                  Repayment Date, Borrower, TOGA and TOGC shall deposit into the Borrower/TOGC Collateral Account all Permitted Borrower Payments, and all payments of Inter-company Debt of TOGC with respect to or in any way relating to the Advances or TOGA.

                      (v) Collateral Agent may instruct the administrator of the
                  Collateral Accounts to transfer or disburse amounts from it to Agent only to the extent such amounts are due and payable under the Notes, this Agreement or any other Loan Document.

                      (vi) After the occurrence of an Event of Default under any
                  Loan Document or Borrower's or TOGA's failure to comply with the terms of this Section 2.12, Collateral Agent may, at its option, apply all sums in the Collateral Accounts to the reduction of outstanding principal of, and interest and other sums owed by Borrower on, the Notes.

                      (vii) Upon the satisfaction in full of all amounts owed by
                  Borrower under the Loan Documents, Collateral Agent shall have all amounts remaining in the Borrower/TOGC Collateral Account disbursed to Borrower and all amounts remaining in the TOGA Dollar Collateral Account and the TOGA Australian Collateral Account disbursed to TOGA.

                  (b) NOTICE. Not later than 15 Business Days preceding the Initial Funding Date or 15 Business Days after the execution of any new or future gas sales contract, TOGA shall send a notice, substantially in the form of Exhibit O, to all existing and/or new Hydrocarbon purchasers, including without limitation, Energex Retail Pty Ltd, directing them to forward all amounts payable to TOGA directly to the TOGA Dollar Collateral Account at the mailing address of the depositary bank for deposit into the TOGA Dollar Collateral Account. The failure of such Hydrocarbon purchasers to comply with any such notice shall not constitute a Default hereunder by any Related Person, provided that (i) such Hydrocarbon purchasers' failure to comply with such notice is not done at the request of Borrower or TOGA and (ii) Borrower and TOGA shall forward all amounts received from such Hydrocarbon purchasers to the TOGA Dollar Collateral Account within one (1) Business Day of Borrower's or TOGA's receipt thereof.

                  (c) ACKNOWLEDGMENTS. Each of Borrower and TOGA hereby acknowledge that:

                      (i) It has granted and assigned to Collateral Agent a
                  first priority, perfected security interest in the Collateral Accounts, all funds therein and all proceeds thereof pursuant to the Security Agreement; and

                      (ii) Neither Borrower nor TOGA shall be permitted to
                  withdraw, transfer or disburse any funds from the Collateral Accounts except in accordance with the terms hereof and each other Loan Document.

                  (d) ATTORNEY-IN-FACT. Each of Borrower and TOGA hereby appoint Collateral Agent its attorney-in-fact, with full power of substitution, to execute and file on behalf of Borrower or TOGA, respectively, any financing statement, continuation statement or instrument of further assurance to more effectively perfect, continue or confirm (i) the provisions of this Section 2.12 and of any agreement entered into by Borrower, TOGA, Collateral Agent and the depositary bank administering the Collateral Accounts and (ii) the security interest granted in the

Collateral Accounts. This power, being coupled with an interest, shall be irrevocable until all amounts due in connection with the Notes have been paid in full.

                                   ARTICLE 3
                         CONDITIONS PRECEDENT TO LENDING

         Section 3.1 CONDITIONS PRECEDENT TO INITIAL LOAN ADVANCE. The Lenders have no obligation to make the Initial Loan Advance unless all of the following conditions precedent have been satisfied in which event the Initial Loan Advance shall be made:

                 (a) The Lenders shall have received all of the following at Agent's office in Los Angeles, California, duly executed and delivered and in form, substance and date satisfactory to the Lenders:

                      (i) The Notes;

                      (ii) Each Security Document listed in the Security
                  Schedule;

                      (iii) An "OMNIBUS CERTIFICATE" substantially in the form
                  of Exhibit P of the Secretary or the Board of Directors of each of Borrower and TOGA which shall contain the names and signatures of its officers authorized to execute the Loan Documents to which it is a party and which shall certify to the truth, correctness and completeness of the following exhibits attached to the certificate: (i) a copy of resolutions of Borrower's and TOGA's, respectively, board of directors in full force and effect at the time this Agreement is entered into, authorizing the execution of the Loan Documents delivered or to be delivered by Borrower or TOGA in connection herewith and the consummation of the transactions contemplated in the Loan Documents; (ii) a copy of Borrower's and TOGC's Articles of Incorporation and all amendments thereto, certified by the Secretary of the State of Texas; or
                  (iii) a copy of the necessary Authorization authorizing observers to the board of directors of Borrower and TOGA as provided under Section 5.1(c)(iv); and (iv) a copy of the appointment of all legal representatives and attorneys in fact of Borrower and TOGA duly registered;

                      (iv) A "COMPLIANCE CERTIFICATE," substantially in the form of Exhibit Q, of the President and the Chief Financial Officer of Borrower, TOGC and TOGA of even date with such Advance, in which such persons certify to the satisfaction of the conditions set out in clauses (i) through (ii) above;

                      (v) Opinions of Allen, Allen & Hemsley, Australian counsel for the Related Persons, covering the items set forth in Exhibit R-1, and such other matters requested be Agent and otherwise in form acceptable to Agent and its counsel;

                      (vi) An opinion of Morrison & Foerster LLP, or other New
                  York counsel acceptable to Agent for the Related Persons, substantially in the form of

                  Exhibit R-2, and such other matters requested be Agent and otherwise in form acceptable to Agent and its counsel;

                      (vii) An opinion of Glast, Phillips & Murray, or other
                  Texas counsel acceptable to Agent for the Related Persons, substantially in the form of and Exhibit R-3, and such other matters requested be Agent and otherwise in form acceptable to Agent and its counsel;

                      (viii) An opinion of counsel to the Lenders, or other
                  assurance satisfactory to the Lenders in their sole discretion, that the Loans are permitted investments by the Lenders under the terms of all governing documents relating to the Lenders and as to such other matters as the Lenders may reasonably request;

                      (ix) The Initial Financial Statements;

                      (x) The Initial Engineering Report;

                      (xi) An environmental report (the "INITIAL ENVIRONMENTAL
                  REPORT") relating to all Properties of TOGA included in the Project prepared by an environmental engineering consultant reasonably approved by Agent which is satisfactory to Agent and its counsel in form and substance, including the satisfactory compliance with all applicable environmental laws and regulations;

                      (xii) Certificates from the Secretary of State of Texas as to the existence, good standing and due qualification to do business of Borrower;

                      (xiii) A certified copy of the Certificates of
                  Incorporation of TOGA issued by the Australia Securities & Investment Commission;

                      (xiv) Title opinions and other title information
                  concerning the Project in form, substance and authorship satisfactory to Agent;

                      (xv) Evidence that the board of directors and any required equity owners of the Borrower and of TOGA have approved the transactions contemplated hereby and any other required governmental or regulatory approval or consent;

                      (xvi) Evidence that TOGA has received $3,500,000 which
                  shall be deposited into the TOGA Dollar Collateral Account in immediately available funds as a capital contribution from Borrower as payment for the newly issued Capital Stock of TOGA;

                      (xvii) A shareholder approval executed by Slough Estates
                  USA Inc., as shareholder in TOGA, in form Approved by Agent in its sole discretion, approving (a) the terms of the issuance of shares of TOGA to TOGC or Borrower in consideration of the transfer to TOGA of interests under the Project JOA heretofore acquired by Borrower or TOGC, the $3.5 million capital contribution described in clause (xvi) above, and the proceeds of any Advance, (b) the

                  Management Fees and TOGA - Borrower Management Agreement and
                  (c) the execution and delivery by TOGA of the Guarantee Agreement and other Loan Documents executed by TOGA.

                      (xviii) The Borrower should have prepared a drilling
                  program proposal consisting of at least twenty (20) wells pursuant to the terms of the Project JOA covering the Project, the time periods for consent and non-consent by all parties thereto shall have expired and Agent shall have received copies of all communications relating to such proposals and evidence satisfactory to the Agent in its sole and absolute discretion that such drilling programs will be undertaken on a schedule acceptable to Agent (including copies of the drilling contract executed with respect thereto) and that adequate funding will be available to finance the same;

                      (xix) Evidence that the U.S. Bank Debt has been paid in
                  full and all liens, claims and other security interests have been released;

                      (xx) Evidence that the debt described in subsection
                  2.4(a)(i) shall be paid in full and all liens, claims and other security interests securing the same have been released and all obligations of TOGA to pay any overriding royalty, Contractual Payments (as defined in Section 3 of the Promissory Note dated December 22, 1998 in the original principal amount of $6,000,000 executed by TOGA to Slough Estates USA Inc.) or other amounts thereunder shall be terminated and released concurring with the Initial Loan Advance; and

                      (xxi) Such other information as the Lenders may reasonably require, including evidence satisfactory to the Lenders that all conditions precedent to Initial Funding Date set forth in this Article and to any disbursement to be made at Initial Funding Date have been satisfied.

                  (b) Borrower and TOGA shall have established the TOGA Dollar Collateral Account.

                  (c) The notices required pursuant to Section 2.12(b) shall have been delivered.

                  (d) Borrower shall have transferred to TOGA, either directly or indirectly through TOGC, all rights and interests in the Project heretofore acquired by Borrower or TOGC from parties to the Project JOA pursuant to documentation in form and substance satisfactory to Agent.

         Section 3.2 CONDITIONS PRECEDENT TO ANY ADVANCE. The Lenders have no obligation to make any Advance (including the Initial Loan Advance) unless all of the following conditions precedent have been satisfied, to the Agent's satisfaction and in its sole discretion (in which event the Advance shall be made):

                  (a) All representations and warranties made by Borrower and by TOGA and any other Related Person in any Loan Document shall be true in all material respects on and as of the date of such Advance (except to the extent that the facts upon which such representations are based (i) have been changed by the extension of credit hereunder and (ii) are true and correct in all material respects only when taken together with all other representations and warranties thereof in any Loan Document previously delivered) as if such representations and warranties had been made as of the date of such Advance.

                  (b) No Default shall exist at the date of such Advance.

                  (c) No Material Adverse Effect shall have occurred to Borrower's or to TOGA's financial condition or businesses since the date of this Agreement.

                  (d) Each of Borrower and TOGA shall have performed and complied in all material respects with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Advance.

                  (e) The making of such Advance shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject the Lenders, Holders, Collateral Agent or Agent to any penalty or other onerous condition which would impose on any Lender a material additional cost in making a funding under or pursuant to any such law, regulation or order.

                  (f) Lenders shall have received or shall have been authorized and instructed to withhold from the Initial Loan Advance the Yield Adjustment Payment.

                  (g) Lenders shall have (i) reviewed Borrower's and TOGA's financial condition, and (ii) found the same to be satisfactory.

                  (h) Each of Borrower, TOGC and TOGA shall have procured and maintained the insurance required under Schedule 6 hereto.

         Section 3.3 SPECIAL CONDITIONS PRECEDENT FOR AN ADDITIONAL LOAN ADVANCE. After the Initial Loan Advance, the Lenders shall be obligated to make an Additional Loan Advance only:

                     (i) before the Funding Expiry Date;

                     (ii) in the amount requested by Borrower in Borrower's
                 Request for Advance, not to exceed $11,000,000 in the aggregate for all Additional Loan Advances;

                     (iii) upon Lenders' receipt of a timely Request for Advance and all documents and instruments which the Lenders have then requested, in addition to those described in Sections 3.1 and
                 3.2 (including opinions of legal counsel, corporate documents and records, documents evidencing Governmental Approvals and exemptions, and certificates of Governmental Persons and of officers and representatives of Borrower, TOGA and other Persons), as to (i) the accuracy and validity of or compliance with, in all material respects, all representations, warranties and covenants made in the Loan Documents, (ii) the satisfaction of all conditions contained therein, and (iii) all other matters pertaining thereto. All such additional documents and instruments shall be satisfactory to the Lenders in form, substance and date;

                     (iv) upon Lender's satisfactory review of the Engineering
                 Report for the Comet Ridge Project as set forth in the Approved Plan of Development; and

                     (v) If the Additional Advance is being used to develop
                 properties not covered by the Initial Environmental Report ("ADDITIONAL PROPERTIES"), upon receipt of an Environmental Report covering the Additional Properties.

         Section 3.4 SPECIAL CONDITION TO ANY ADVANCE. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the parties expressly acknowledge and agree that uncertainties exist with respect to the Tri-Star Litigation and Agent and Lenders reserve the right, in their sole and absolute discretion, to refuse to fund any Advance and/or terminate or cancel any obligation to make future Advances if Agent or Lenders determine, in their sole and absolute discretion, that the operating relationship between TOGA and the operator of the Project is unacceptable to Agent or Lenders. It is further acknowledged and agreed that the Lenders and Agent shall have the right to consider, and approve or disapprove the status of such operating relations prior to each Advance and the making of any Advance shall not estop, limit or restrict Agent's or Lenders' rights under the preceding sentence with respect to subsequent Advances. Borrower, TOGC and TOGA hereby waive and release any and all claims or causes of action against Agent, Lenders and any Indemnitees (as defined in Section 7.3 below) arising from the exercise by Agent or Lenders of the rights set forth in this Section 3.4.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 REPRESENTATIONS AND WARRANTIES OF BORROWER, TOGC AND TOGA. To confirm the Lenders' understanding concerning Borrower, TOGC and TOGA and Borrower's, TOGC's and TOGA's business, Properties and obligations and to induce the Lenders, the Holders, Collateral Agent and Agent to enter into this Agreement and to make the Loans, each of Borrower, TOGC and TOGA represents and warrants to the Holders, Agents and Collateral Agent as of the date hereof and as of the Initial Funding Date that:

                  (a) NO DEFAULT. None of Borrower, TOGC or TOGA is in default in the performance of any of the material covenants and agreements contained herein. No event has occurred and is continuing which, with the passage of time or giving of notice, would constitute a Default.

                  (b) ORGANIZATION AND GOOD STANDING. Each of Borrower, TOGC and TOGA is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby and by the Loan Documents to which it is a party. Each of Borrower, TOGC and TOGA is duly qualified, in good standing and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

                  (c) AUTHORIZATION AND VALIDITY. Each of Borrower, TOGC and TOGA has duly taken all requisite corporate action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

                  (d) COMPLIANCE WITH LAWS AND CONTRACTS. The execution and delivery by each of Borrower, TOGC and TOGA of the Loan Documents to which it is a party, the performance by it of its obligations under such Loan Documents, and the consummation by it of the transactions contemplated by the various Loan Documents to which it is a party, do not and will not (i) breach, violate or conflict with any provision of (A) any Governmental Rule, (B) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of Borrower, TOGC or TOGA, as applicable, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, TOGC or TOGA; (ii) result in the acceleration of any Debt owed by Borrower, TOGC or TOGA; (iii) require any Governmental Approval other than those already obtained by Borrower, TOGC or TOGA or not yet required to be obtained by Borrower, TOGC or TOGA; or (iv) result in or require the creation of any Lien upon any assets or properties of Borrower, TOGC or TOGA except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower, TOGC or TOGA of any Loan Documents to which it is a party or to consummate any transactions contemplated by the Loan Documents to which it is a party. Each of Borrower, TOGC and TOGA is fully aware of and has complied with all regulations promulgated in connection with the U.S. Foreign Corrupt Practices Act of 1974, as amended and chapter 4 of Division 70 of the Criminal Code Act of 1995 (Cth) of Australia.

                  (e) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents to which Borrower, TOGC or TOGA is a party will be, when duly executed and delivered, legal, valid and binding obligations of Borrower, TOGC or TOGA, as applicable, enforceable against Borrower, TOGC and TOGA in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and general principles of equity.

                  (f) INITIAL FINANCIAL STATEMENTS. The Initial Financial Statements were prepared in accordance with GAAP and fairly presented Borrower's consolidated and TOGA's financial position at the statements' date and the results of Borrower's consolidated and TOGA's operations and Borrower's consolidated and TOGA's cash flows for the statements' periods. Since the statements' date, no Material Adverse Effect has occurred with respect to Borrower's or TOGA's financial condition or businesses.

                  (g) OTHER OBLIGATIONS AND RESTRICTIONS. Neither Borrower, TOGC nor TOGA has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, (i) material to

Borrower, TOGC or TOGA or material with respect to Borrower's, TOGC's or TOGA's financial condition and (ii) not (A) shown in the Initial Financial Statements or (B) disclosed in the Disclosure Schedule. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of Borrower, TOGC or TOGA.

                  (h) FULL DISCLOSURE. No certificate, written statement or other written information delivered herewith or heretofore by any Related Person to the Lenders in connection with the negotiation of this Agreement or the other Loan Documents or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower, TOGC or TOGA (other than industry-wide risks normally associated with the types of businesses conducted by Borrower, TOGC or TOGA, respectively) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Borrower, TOGC or TOGA (other than industry-wide risks normally associated with the types of businesses conducted by Borrower, TOGC or TOGA, respectively) that has not been disclosed to the Lenders in writing that might reasonably be expected to cause a Material Adverse Effect upon Borrower's, TOGC's, TOGA's or any of TOGA's Subsidiaries' properties, businesses, prospects or condition (financial or otherwise). Borrower has heretofore delivered to the Lenders true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

                  (i) LITIGATION. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower, TOGC or TOGA threatened, against any Related Person before any Governmental Person which could reasonably be expected to have a Material Adverse Effect on Borrower, TOGC or TOGA, or the right or ability of Borrower, TOGC or TOGA to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Governmental Person against any Related Person which have a material probability of causing a Material Adverse Effect on such Related Person.

                  (j) ERISA LIABILITIES. There are no currently existing ERISA Plans or similar plans in Australia. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA or any other Australian law which has a comparable effect to ERISA.

                  (k) ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in the Disclosure Schedule:

                      (i) each of Borrower, TOGC and TOGA is conducting its
                  businesses in material compliance with all applicable Governmental Rules, including applicable Environmental Laws, and has been and is in compliance in all material respects with all Governmental Approvals required under such Governmental Rules, including applicable Environmental Laws;

                      (ii) to the best of Borrower's, TOGC's and TOGA's
                  knowledge, none of the operations or properties of any Related Person is the subject of any applicable Governmental Persons investigation evaluating any release of any Hazardous Materials into the environment or the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials;

                      (iii) no Related Person (and to the best knowledge of
                  Borrower, TOGC and TOGA, no other Person) has filed any notice under any Governmental Rule indicating that any Related Person is responsible for the release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been released, or are improperly stored or disposed of, upon any property of any Related Person;

                      (iv) no Related Person has transported or arranged for the transportation of any Hazardous Material to any location (A) in contravention of any Environmental Law or (B) is the subject of any applicable Governmental Person's enforcement actions or, to the best of Borrower's, TOGC's and TOGA's knowledge, other Governmental Person's investigations which may lead to claims against any Related Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise), in each case, where such action could reasonably be expected to have a Material Adverse Effect; and

                      (v) no Related Person otherwise has any known material
                  contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

                  (l) NAMES AND PLACES OF BUSINESS. Except as disclosed in the Disclosure Schedule, neither Borrower, TOGC nor TOGA has, had, been known by, or used any other partnership, trade, or fictitious name, except as disclosed in the Disclosure Schedule. The chief executive office and principal place of business of Borrower, TOGC and TOGA are located at the address for Borrower, TOGC and TOGA, respectively, set out in Section 8.3.

                  (m) NO SUBSIDIARIES. Except as disclosed in the Disclosure Schedule, Borrower, TOGC and TOGA have no Subsidiaries, own no stock in any other Person, and is not a member of any general or limited partnership, joint venture or association of any kind.

                  (n) REGULATIONS G, U AND X. Neither Borrower, TOGC nor TOGA is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulations G, U and X of the Board of Governors of the Federal Reserve System) or any Australian law of comparable effect.

                  (o) COMMISSIONS. Except as set forth in the Disclosure Schedule, neither Borrower, TOGC nor TOGA, nor any other Related Person, has entered into any agreement or incurred any obligation which might result in the obligation to pay a brokerage commission or finder's fee (other than fees to one or more Lenders) with respect to the Loans.

                  (p) CERTAIN REGULATIONS. Neither Borrower, TOGC nor TOGA (i) is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940 or any other Australian law which has a comparable effect; (ii) is a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935 or any other Australian law which has a comparable effect; or (iii) is subject to any other Governmental Rule restricting its ability to incur debt or to grant Liens.

                  (q) OWNERSHIP OF TOGC AND TOGA. Borrower owns one hundred percent (100%) of the outstanding stock of TOGC. TOGC owns ninety percent (90%) of the outstanding stock of TOGA. Except for the rights created under the Loan Documents, no other Person has a Lien on or any right to acquire any stock, equity interest or other interest whatsoever in TOCG or TOGA.

                  (r) GOVERNMENTAL APPROVALS; GOVERNMENTAL RULES. To the best of TOGA's and Borrower's knowledge and belief, Tri-Star as record holder of the Project Properties and as operator under the Project JOA holds all Governmental Approvals necessary under Governmental Rules for the ownership and operation of the Project in the ordinary course as well as the consummation of the transactions contemplated in the Loan Documents, except for those Governmental Approvals which are not currently required. TOGA has no reasonable basis to believe that any Governmental Approvals which have not been obtained by Tri-Star as of the date of this Agreement, but which will be required in the future, will not be obtained in due course on or prior to the commencement of the appropriate stage of the expansion of the Project or that they will not be free from any condition or requirements, compliance with which could reasonably be expected to have a Material Adverse Effect on TOGA. The Project, if constructed in accordance with the Approved Plan of Development and otherwise developed, constructed, operated and maintained as contemplated by the Loan Documents, is expected to conform to and comply with all covenants, conditions, restrictions and reservations in the Governmental Approvals applicable thereto and all Governmental Rules, except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect on TOGA.

                  (s) NATURE OF BUSINESS. TOGA has not engaged in any business other than: (i) its participation in the Project and (ii) other energy related activities in Australia including ownership and development of authorities to prospect. Neither the business nor any Property of TOGA are or have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), that individually or in the aggregate has had or could reasonably be expected to result in a Material Adverse Effect on Borrower, TOGC, TOGA or any Related Person.

                  (t) TITLE; SECURITY DOCUMENTS; INTERESTS COMPANY COLLATERAL. Subject to this paragraph, each of Borrower, TOGC and TOGA own and have good, legal and marketable title (with respect to personalty) and good, legal and indefeasible title (with respect to real property) to the Collateral purported to be so owned and covered by the Security Documents to which it is a party free and clear of all Liens other than Permitted Liens. Lender and Agent specifically acknowledge that as of the date of this Agreement, TOGA's interest in the Project is a valid and enforceable contractual or equitable interest only under the Project JOA. TOGA has brought proceedings in the Courts of the State of Texas against Tri-Star Petroleum Company ("TRI-STAR") to remove Tri-Star as the operator of the Project and to require Tri-Star to transfer to TOGA and the other working group interest owners who are parties to the Project JOA their proportionate interests in the Authority to Prospect 526P and other property held in connection with the Project Properties. TOGA's proportionate interest in the Project Properties is not encumbered by any Liens other than Permitted Liens. TOGA's ownership of the interest in Eligible Proved Properties has not been forfeited and there is no basis for a claim of forfeiture under the Project JOA and other Project Documents and it is entitled to receive (net of all Permitted Liens) the share of the oil, gas and other minerals produced from or allocated to the wells, leases and lands listed or described in Exhibit S hereto or in any Security Document (the "COLLATERAL PROPERTIES") specified as fractional, percentage or decimal interests in such Exhibit S hereto or Security Document under the heading "NRI". Such shares of production which TOGA is entitled to receive (and TOGA's share of expenses relating to the Collateral Properties with respect to each lease and lands affected thereby and also specified in Exhibit S or Security Document under the heading "WI") are not subject to change except, and only to the extent that, such changes are reflected in Exhibit S; and such shares of production and the oil and gas interests to which some of them relate are (and, unless and until released by Collateral Agent, shall remain) encumbered by the Security Documents. There is no financing statement, mortgage or similar document covering any Collateral Property on file in any public office naming any party other than Collateral Agent as mortgagee or secured party other than financing statements, mortgage or similar documents which have heretofore expired or been terminated.

                  (u) STATUS OF LEASES, ETC. With respect to the Owned Properties and the JOA Properties, the leases and other contracts and agreements, permits and approvals forming a part of the Eligible Proved Properties, which are material to the operation or value of any Properties, when taken as a whole, are in full force and effect. All rents, royalties and other payments due and payable under such leases and other contracts and agreements, forming a part of the Eligible Proved Properties, or under the Permitted Liens, have been properly and timely paid in accordance with prudent industry practices, but in no event later than ninety (90) days past due. TOGA in respect of the Owned Properties and, to the best of TOGA's knowledge and belief, the operator under the Project JOA in respect of JOA Properties, is not in default with respect to its obligations other than to Comet Ridge Participants (and is not aware of any default by any third party with respect to such third party's obligations where such default could adversely affect the ownership or operation of the Eligible Proved Properties) under such leases and other contracts or agreements, or under Permitted Liens, or otherwise attendant to the ownership or operation of the Eligible Proved Properties, where such default could have a Material Adverse Effect.

                  (v) PRODUCTION SALES, ETC. Except as set forth in the Disclosure Schedule, with respect to the Owned Properties and the JOA Properties (to the best of TOGA's, TOGC's and the Borrower's knowledge and belief), neither TOGA, TOGC or Borrower nor to the best of TOGA's, TOGC's and the Borrower's knowledge and belief, Tri-Star as operator under the Project JOA (in respect of the JOA Properties) or TOGA's predecessors-in-title (in respect of the Owned Properties) have received prepayments (including, but not limited to, payments for gas not taken pursuant to "take or pay" arrangements) for any oil or gas to be produced from the

Eligible Proved Properties after the Closing, no Eligible Proved Property is subject to any contractual or other arrangement whereby payment for production from such Eligible Proved Property is to be deferred for a substantial period after the end of the calendar month in which such production is delivered in the case of oil, not in excess of thirty (30) days, and in the case of gas, not in excess of sixty (60) days. Except as heretofore disclosed, in writing by Borrower, TOGC or TOGA to Agent, no Eligible Proved Property is subject to any contractual or other arrangement for the sale of hydrocarbons which cannot be canceled on ninety (90) days' or less notice. No Eligible Proved Property is subject at the present time to any regulation refund obligation, and to the best of TOGA's, TOGC's and Borrower's knowledge and belief, no situation exists where the same might be imposed. Except as heretofore disclosed in writing by Borrower to Agent, no Eligible Proved Property is subject to a gas balancing arrangement under which an imbalance exists, with respect to which imbalance TOGA is in an overproducing status and is required to (i) permit one or more third parties to take a portion of the production attributable to such Collateral Property without payment (or without full payment) therefor and/or (ii) make payment in cash, in order to correct such imbalance.

                  (w) OPERATION OF COLLATERAL PROPERTIES. Borrower has disclosed to Agent and Lenders that Borrower and TOGA have asserted certain claims in the Tri-Star Litigation that, among other things, the Project Properties are not being operated in a good and workmanlike manner in compliance with the Project JOA and applicable laws, rules and regulations. Notwithstanding such alleged breaches of the Project JOA and applicable laws, rules and regulations by Tri-Star, none of Borrower, TOGC or TOGA is aware of any fact or condition that would cause a material risk that (1) the Project Properties will not continue to produce Hydrocarbons as projected in the Initial Engineering Report, (2) either the Hydrocarbons produced from the Project Properties will not be sold or TOGA's share of sales proceeds not remitted at its direction, in each case as consistent with prior practice, and (3) once proposed pursuant to the Project JOA and funded as contemplated hereby, the Approved Plan of Development will not be conducted as contemplated therein.

                  (x) TAX FILINGS. Except as set forth in the Disclosure Schedule, each of Borrower, TOGC and TOGA has filed all required tax returns and paid all taxes and governmental charges or levies (which taxes, charges or levies are material in the aggregate to Borrower, TOGC or TOGA) imposed upon its income, properties or profits, before the same became in default, including, but not limited, to all ad valorem taxes assessed under the Collateral Properties or any part thereof and all occupational taxes and all production, severance, windfall profit, excise and other taxes assessed against, or measured by, the production of (or the value of, proceeds or the production of) oil, gas, or other minerals accruing to the Collateral Properties.

                  (y) USE OF PROCEEDS. The proceeds of each Funding will be used solely in accordance with, and solely for the purposes contemplated by, Section
2.4 hereof. No part of the proceeds of any extension of credit hereunder will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock within the meaning of Regulations U and X or to extend credit to others for such purpose.

         Section 4.2 REPRESENTATIONS OF THE LENDERS, THE COLLATERAL AGENT AND THE AGENT. To confirm the Borrower's and TOGA's understanding concerning the Lenders, the Collateral Agent and the Agent and to induce the Borrower and TOGA to enter into this Agreement, each of the Lenders, the Collateral Agent and the Agent severally and not jointly represents and warrants to TOGA and Borrower as of the date hereof and as of the Initial Funding Date and any Additional Funding Date that:

                  (a) ORGANIZATION AND GOOD STANDING. Each of the Lenders, the Collateral Agent and the Agent is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby and by the Loan Documents to which it is a party. Each of the Lenders, the Collateral Agent and the Agent is duly qualified, in good standing and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

                  (b) AUTHORIZATION AND VALIDITY. Each of the Lenders, the Collateral Agent and the Agent has duly taken all requisite corporate action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

                  (c) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents to which the each Lender, the Collateral Agent and the Agent is a party will be, when duly executed and delivered, legal, valid and binding obligations of the Lenders, the Collateral Agent and the Agent, as applicable, enforceable against the Lenders, the Collateral Agent and the Agent in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and general principles of equity.

                  (d) INVESTMENT. Each Lender represents to Borrower and TOGA, as of the dates set forth above:

                      (i) it is an "accredited investor" as such term is defined in Regulation D adopted under the Securities Act; and

                      (ii) it is making the Initial Advance as well as any
                  subsequent Advances and purchasing the Notes for investment purposes and not with a view towards sale or distribution in violation of applicable laws.

                      (iii) it understands that the Notes have not been
                  registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Borrower is not required to register the Notes.

                                   ARTICLE 5
                         COVENANTS OF BORROWER AND TOGA

         Section 5.1 AFFIRMATIVE COVENANTS. To conform with the terms and conditions under which the Lenders and the Holders are willing to have credit outstanding to Borrower, and to induce the Lenders and the Holders to enter into this Agreement and make the Loans, each of Borrower and TOGA warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless the Agent previously agrees otherwise:

                  (a) PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and each of Borrower and TOGA will observe, perform and comply in all material respects with every covenant, term and condition expressed in the Loan Documents to which it is a party.

                  (b) BOOKS, FINANCIAL STATEMENTS AND REPORTS. Each of Borrower and TOGA will at all times maintain full and accurate books of account and records and a standard system of accounting and will furnish the following statements and reports to the Agent at Borrower's expense:

                      (i) (A) By the date hereof in the case of the 1999 fiscal
                  year ended September 30, 1999 and (B) promptly after becoming available, and in any event not later than ninety (90) days after the close of each fiscal year beginning with the 2000 fiscal year, the audited Consolidated and consolidating balance sheets of Borrower and of TOGA as of the end of the Borrower's fiscal year and the audited Consolidated and consolidating statements of profit and loss of Borrower and of TOGA for such fiscal year, all such financial statements prepared without regard to whether Borrower's or TOGA's financial results would otherwise be shown on consolidated financial statements of another Person and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and all prepared in conformity with GAAP or Australian GAAP, as applicable, certified in a manner by such independent certified public accountants.

                      (ii) Promptly after becoming available, and in any event
                  not later than forty-five (45) days after the end of each fiscal quarter beginning with the 2000 fiscal year, the unaudited Consolidated balance sheets of Borrower and of TOGA as of the end of said fiscal quarter, and the Consolidated statements of profits and loss of Borrower and of TOGA for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP or Australian GAAP, as applicable.

                      (iii) A certificate signed by Borrower's or TOGA's chief
                  financial officer, to be furnished with each set of financial statements under paragraph (i) and (ii) above. The certificate shall state that, to the officer's knowledge based upon his or her due diligence review, under his or her supervision, of Borrower's or TOGA's affairs, respectively,
                  (A) all of the representations and warranties made herein continue to be true and correct as of the date of the certificate (or, if any representation or warranty is not true or correct as of such date, the certificate shall state the nature of the representation or warranty no longer valid and the actions which Borrower or TOGA is taking or proposes to take with respect thereto) and (B) such financial statements are accurate and complete in all material respects. In the case of a certificate accompanying the financial statements in paragraph (ii), the certificate shall also state that the officer reviewed the Loan Documents containing calculations showing compliance (or non-compliance) at the end of the applicable fiscal quarter with the requirements of Sections 5.2(a), (e), (f), (g), (j) and (k), and determined that no Default or Coverage Deficiency existed at the end of such Fiscal Quarter or at the time of such certificate (or, if the officer determines otherwise, the certificate shall specify the nature and period of existence of the Default or Coverage Deficiency).

                      (iv) Promptly after becoming available, copies of all
                  financial statements, reports, notices and proxy statements sent by Borrower or TOGA to its stockholders and all registration statements, periodic reports on Forms 8-K, 10-K or 10-Q and other statements and schedules filed by Borrower or TOGA with any securities exchange, the Commission or any similar Governmental Person.

                      (v) Promptly upon receipt thereof, each other report
                  submitted to Borrower or TOGA by an independent certified public accountant in connection with any annual, quarterly, interim or special audit made by such accountant of the books or records of Borrower or TOGA.

                      (vi) On each Quarterly Payment Date, to the extent such
                  information is made available to TOGA from the operator of the Project (and Borrower and TOGA shall exercise all rights and remedies as requested by Agent to obtain such information), a consolidated report in detail acceptable to Agent with respect to the Eligible Proved Properties during the Calendar Quarter immediately prior thereto containing the following information:

                           (A) a description of cash flows for such period with
                      a detailed breakdown of all relevant sources and uses of cash for the applicable quarter;

                           (B) a description by well and field of the gross
                      quantities of Hydrocarbons and water produced from or injected into the Eligible Proved Properties during such period;

                           (C) a description by well and field of the net
                      quantities of Hydrocarbons sold during such period out of production from the Eligible Proved Properties and calculating the average sales prices of such oil, gas, and natural gas liquids;

                           (D) a detailed calculation of ANCF and Excess ANCF
                      for such period including a detailed aging of TOGA's accounts receivable and payable;

                           (E) regardless of whether the same are included in
                      such calculation of ANCF, a detailed calculation of any LOE, G&A Costs, Third Party Costs, Capital Expenditures, and other direct charges or overhead costs with respect to the Eligible Proved Properties specifying any material differences from those Approved and those actually incurred;

                           (F) a summary of wells drilled, completed or worked
                      over during the reporting period showing the total depth drilled or tested, the depth at which production casing was set, and the existing or anticipated perforated interval and upon request copies of any well logs across the pay sectors;

                           (G) a discussion of any current operating problems
                      with any wells and any proposed solutions;

                           (H) any technical studies conducted during the
                      reporting period of performance; and

                           (I) a projection of Capital Expenditures for the next
                      Calendar Quarter and if not Approved, all other sources of capital and periods beyond and if any of such Capital Expenditures are not Approved Capital Expenditures the sources of capital for the payment thereof, together with accompanying authority for expenditures if requested by Agent or Lenders.

                      (vii) An annual Engineering Report, to be effective as of
                  October 1 of each year and to be delivered to Agent prior to December 1 of that year (or, in the case of 1999, by the date hereof). Each Engineering Report shall:

                           (A) be prepared by S.A. Holditch & Associates or such
                      other nationally or regionally recognized independent petroleum engineers, which may be chosen by TOGA if acceptable to Agent in its sole and absolute discretion, concerning all of the oil and gas properties of TOGA including without limitation the Eligible Proved Properties, prepared at Borrower's expense;

                           (B) separately report on Proved Developed Producing
                      Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves of the Eligible Proved Properties and Subject Properties, and separately calculate the NPV10 and Modified NPV10 of each such category of Reserves;

                           (C) use pricing specified in the definition of NPV10;

                           (D) address the various factors to be taken into
                      account in calculating ANCF so that projected ANCF can be readily calculated from the report;

                           (E) take into account TOGA's actual experiences with
                      LOE and other costs in determining projected LOE and other costs;

                           (F) take into account any "over-produced" status
                      under gas balancing arrangements;

                           (G) contain information and analysis comparable in
                      scope to that contained in the Initial Engineering Report;

                           (H) set forth all monetary sums in Dollars using the
                      Spot Rate as of the effective date of such report for the purposes of converting any amounts payable in any currency other than Dollars to Dollars; and

                           (I) otherwise be in form and substance satisfactory
                      to Agent.

In the event that Borrower or TOGA and Agent disagree over whether or not any work-overs or other remedial Capital Expenditures should be included in the LOE of an Engineering Report for the purposes of calculating NPV10, the engineers preparing the report shall resolve such disagreement by determining whether such expenditures are likely to be required in accordance with prudent industry practice and shall include or exclude such expenditures based upon such determination.

                      (viii) Interim engineering reports shall be prepared with
                  an effective date of April 1 and delivered no later than May 1 of each year if requested by Agent. Such interim engineering reports shall include, but not be limited to, calculations of NPV10 on the Eligible Proved Properties, and shall use prices supplied by Lenders except as modified by prices actually received as of April 1 by TOGA pursuant to oil and gas sales contracts between TOGA (as seller) and third parties (as buyers).

                      (ix) Within ten (10) days after submission to any
                  Governmental Person, a copy of any and all reports required to be furnished pursuant to any Governmental Rule pertaining to the Eligible Proved Properties.

                      (x) An Independent Engineering Report shall be prepared as of and delivered within thirty (30) days after the Repayment Date covering all properties held by TOGA and all subsidiaries of TOGA, if any.

                  (c) OTHER INFORMATION AND INSPECTIONS.

                      (i) Borrower and TOGA will furnish to the Lenders at
                  Borrower's or TOGA's, respectively, reasonable expense any information which the Agent may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Borrower's or

                  TOGA's businesses and operations. Borrower and TOGA will permit representatives appointed by Lenders (including independent accountants, engineers, agents, attorneys, appraisers and any other Persons) upon reasonable notice to visit and inspect any of Borrower's or TOGA's property, including books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to record any information such representatives obtain, and shall further permit Lenders or its representatives to investigate and verify the accuracy of the information furnished to Lenders in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

                      (ii) On a Monthly basis or in any event no less than once
                  each Quarter, TOGA will review with Agent (an "OPERATIONS REVIEW") all operational activities on the Subject Properties in sufficient detail so as to give a full account and reconciliation of operational and financial progress from the Closing and from any preceding Operations Review, to the extent that such information has been provided by the operator to the Project, and Such Operations Reviews will include, but not be limited to, progress as of such date on the Approved Plan of Development, any substitutions or changes to the Approved Plan of Development requested by Lenders, and changes to the Approved Plan of Development due to cost or expense overruns, under-runs, unanticipated mechanical problems or differences in reserve or production estimates. Such Operations Reviews shall include, to the extent permitted by the operator of the particular Property, on-site inspections at the Project either by two of Lenders' representatives once per Calendar Year or by one of Lenders' representatives twice per Calendar Year, which inspections shall be at Borrower's expense.

                      (iii) Each of the Lenders, Holders, Agents and Collateral
                  Agent agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by Borrower or TOGA; provided, however, that this restriction shall not apply to information which has at the time in question entered the public domain; provided further that any such party may disclose any such information to the limited extent that such information (i) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or any regulatory authority (whether or not governmental); (ii) is disclosed to the Affiliates, auditors, attorneys, or agents of the Lenders, provided that such Persons agree to keep any such information confidential to the same extent as any such party is required to; (iii) is furnished to any purchaser or prospective purchaser of participations or other interests in the Loans or the Notes, provided that such Persons agree to keep any such information confidential to the same extent as such party is required to; or (iv) is disclosed by such party in the course of collecting the obligations or enforcing its rights under the Loan Documents following the occurrence of an Event of Default without violating such party's confidentiality obligations to Borrower or TOGA.

                      (iv) The Lenders shall be entitled to have observers to
                  the Borrower's and TOGA's Board of Directors ("Board") who shall have the right to attend and receive all materials distributed for or at all meetings (telephonic and otherwise) of directors and shall be entitled to the same rights expense reimbursement rights as directors of the Borrower and TOGA, except that such observers shall not be entitled to vote on matters presented to or discussed by the Board nor participate in attorney-client privileged discussions or receive or review any documents subject to an attorney-client or attorney work product privilege. Lenders will be notified of all meetings of and all proposed actions by the Board as if a representative of each Lender were a member of the Board. Such observers will receive no compensation for their services as observers, but shall be entitled to be reimbursed by the Borrower or TOGA, respectively, for all reasonable costs and expenses incurred in connection with their participation in meetings or other activities of the Board.

                  (d) NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Each of Borrower and TOGA will notify the Lenders of any of the following events promptly, and in any event within ten (10) Business Days, after learning of the event's occurrence:

                      (i) a Material Adverse Effect;

                      (ii) a Default;

                      (iii) (A) the acceleration of the maturity of any Debt
                  owed by any Related Person or (B) a default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which such Related Person is a party or by which it or any of its properties is bound, if such acceleration or default would reasonably be expected to have a Material Adverse Effect upon Borrower's or TOGA's financial condition or a Material Adverse Effect on the value of the Collateral;

                      (iv) a claim of $250,000 or more, any claim or notice of
                  potential liability under any Environmental Laws, or any other material adverse claim asserted against Borrower or TOGA or with respect to its properties;

                      (v) the filing of any suit or proceeding against any
                  Related Person in which an adverse decision would have a material probability of causing a Material Adverse Effect;

                      (vi) a written notice, claim, allegation or assertion that
                  Borrower, TOGA or the Project is in violation or noncompliance of any Governmental Rule of any Governmental Person having jurisdiction over Borrower, TOGA or the Project, which violation or noncompliance would reasonably be expected to have a Material Adverse Effect on Borrower, TOGA or any other Related Person; and

                      (vii) if a Change in Control has occurred with respect to
                  Borrower or TOGA.

Upon the occurrence of any of the foregoing, Borrower and TOGA will take all necessary or appropriate steps to remedy promptly any such Default under (ii) above, Material Adverse Effect or acceleration; to protect against any such adverse claim; to defend any such suit or proceeding; and to resolve all controversies on account of any of the foregoing. Borrower or TOGA will also notify Agent in writing at least twenty
(20) Business Days prior to the date that Borrower, TOGA or any of TOGA's Subsidiaries changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

                  (e) MAINTENANCE AND DEVELOPMENT OF PROPERTIES; MAINTENANCE OF AGREEMENTS. Each of Borrower and TOGA will or will cause the operator of the Project to the extent of Borrower's and TOGA's abilities under the Project JOA, as applicable to:

                      (i) maintain, preserve, protect and keep all Eligible
                  Proved Properties and all other Collateral used or useful in the conduct of its business in good condition (normal wear and tear excepted) and in compliance in all material respects with all applicable laws, rules and regulations, except where (A) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (B) non-compliance therewith would not have a Material Adverse Effect;

                      (ii) develop the Project in accordance with the Approved
                  Plan of Development;

                      (iii) from time to time make all repairs, renewals and
                  replacements needed to enable the Project and operations carried on in connection therewith to be conducted at all times consistent with prudent industry practices;

                      (iv) maintain bonding and insurance coverages, as set
                  forth in Schedule 6 hereto or as Approved by the Agent; provided, however, that Borrower shall cause the insurance coverages described in Paragraph 1(h) of said Schedule 6 to be in full force and effect at or before the earlier of (1) the time of the first to occur of the issuance of a press release or SEC filing with respect to the execution and delivery of this Agreement or the disclosure to any Comet Ridge Participant or Governmental Person of the execution and delivery of this Agreement or (2) the fifth (5th) date after the date of execution and delivery of this Agreement by the parties hereto; and

                      (v) keep and perform all of the terms, covenants, and
                  conditions of the Loan Documents to which it is a party.

                  (f) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Each of Borrower and TOGA will:

                      (i) maintain and preserve its existence as a corporation
                  under Texas or Australian law, respectively, and its rights in full force and effect; and

                      (ii) qualify to do business as a foreign corporation in
                  every state or jurisdiction where required to do so by applicable law, except in any jurisdiction where no Collateral is located and the failure to qualify will have no Material Adverse Effect.

                  (g) PAYMENT OF TRADE DEBT, ETC. Each of Borrower and TOGA will:

                      (i) pay, within ninety (90) days after the date of
                  invoice, any Debt owed by it on ordinary trade terms to vendors, suppliers or other Persons providing goods and services used by it in the ordinary course of its business;

                      (ii) pay and discharge when due all other Debt, royalties
                  and encumbrances now or hereafter owed by it unless the same is being contested in good faith by appropriate means and for which adequate cash reserves have been established; and

                      (iii) maintain appropriate accruals and reserves for all
                  of the foregoing Debt in accordance with GAAP and Australian GAAP, as applicable.

                      Borrower or TOGA may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

                  (h) PAYMENT OF TAXES, ETC. Each of Borrower and TOGA will:

                      (i) timely file all required tax returns;

                      (ii) timely pay all Taxes, assessments, and other
                  governmental charges or levies properly imposed upon it or upon its income, profits or property; and

                      (iii) maintain appropriate accruals and reserves for all
                  of the foregoing Taxes in accordance with GAAP.

                      Borrower or TOGA may, however, delay paying or discharging any such Taxes described in clauses (i) through (iii) above so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside adequate cash reserves therefor.

                      (iv) Each of Borrower and TOGA agrees to pay or to cause
                  to be paid all governmental assessments, charges, taxes, levies, imposts or other liabilities imposed by any Australian Governmental Person (including Australian Withholding Taxes) including any interest or penalties thereon and any stamp or documentary or other excise or property taxes, at any time payable by it or ruled to be payable by it, by reason of any Australian Governmental Person or Australian Governmental Rule (collectively, "TAXES"), and to indemnify and hold the Holders and Collateral Agent harmless against liability fees or additional expense with respect to or in connection with any such Taxes. Each of Borrower and TOGA hereby further agrees as follows:

                           (A) Any and all payments made by Borrower and TOGA
                      hereunder and under any of the other Loan Documents, whether of principal, Coupon Interest, Royalty, expenses or otherwise shall be free and clear of and without deduction or withholding for any and all Taxes and all liabilities with respect thereto including Australian Withholding Taxes. If TOGA shall be required by law to deduct or withhold any Taxes (including Australian Withholding Taxes) from or in respect of any sum payable to the Collateral Agent or any Holder hereunder or under any of the other Loan Documents, the sums payable under the Notes or the Loan Documents shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this paragraph) the Holders or Collateral Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made. TOGA shall make such deductions or withholdings and Borrower and TOGA shall pay the full amount deducted or withheld to the relevant Australian or other foreign taxation authority or other Australian or other foreign authority in accordance with applicable law.

                           (B) Indemnitors shall indemnify the Holders and
                      Collateral Agent for the full amount of Taxes paid by the Holders and Collateral Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, provided, that any refunds for any Taxes incorrectly paid shall be remitted to Borrower promptly upon receipt by Collateral Agent or any Holder, to the extent such refunds are received by Collateral Agent, or any Holder and are not otherwise necessary to pay any Obligations then due and payable. Payments under this indemnification shall be made within thirty (30) days from the date the Holders, or Collateral Agent makes written demand therefor after payment of such Taxes. A certificate as to the amount of such Taxes and the calculation thereof (if determinable), submitted to Borrower by the Holders or Collateral Agent shall be conclusive and binding for all purposes, absent manifest error. With respect to any payment request made by any Person pursuant to the tax indemnity set forth in this clause (B), if the Borrower shall request, such Person shall in good faith at Borrower's expense contest the imposition of or the amount of any such request amount, keep the Borrower reasonably informed in respect thereof, consult in good faith with the counsel to Borrower regarding such contest, and shall not compromise or otherwise settle such contest without the consent of Borrower.


                      (v) Upon the reasonable request of Holder, TOGA and
                  Borrower shall furnish to the Holder copies of the presented forms filed in connection therewith and the original or a certified copy of a receipt or certificate evidencing payment thereof. Without prejudice to the survival of any other agreement of Borrower or TOGA hereunder, the agreements and obligations of Borrower and

                  TOGA contained in this Section 5.1 shall survive for a period of ten (10) years after the date of termination hereof.

                  (i) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within fifteen (15) days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of the Lenders, Holders, Agent or Collateral Agent (including reasonable attorneys' fees) in connection with (A) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all amendments, consents, waivers or other documents or instruments relating thereto, (B) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (C) the borrowings hereunder and other action reasonably required in the course of administration of the various Loan Documents (except for allocations of indirect overhead costs of the Lenders or its affiliates), (D) the defense or enforcement of the Loan Documents or the Lenders', Holders' Agent's or Collateral Agent's exercise of their rights thereunder, and (E) Borrower's or TOGA's performance of its obligations and the Lenders', Holders', Agent's or Collateral Agent's exercise of their or its rights under Sections 5.1(c)(i) and (ii).

                  Notwithstanding anything to the contrary herein, on the Initial Funding Date and the date of each Advance thereafter, and in any event no later than fifteen (15) days after receipt of invoices for the following, Borrower shall pay to the Lenders the reasonable fees, office charges and expenses of Milbank, Tweed, Hadley & McCloy LLP and MinterEllison, counsel to Agent, Collateral Agent and the Lenders. Notwithstanding anything to the contrary herein, on or before the Initial Funding Date, Borrower shall pay to the Lenders:

                            (A) the Yield Adjustment Payment;

                            (B) $30,000 for payment of out-of-pocket costs and
                  expenses incurred by or on behalf of the Lenders, Holders, Agent, Collateral Agent as of the Initial Funding Date which has been paid prior to the execution of this Agreement; and

                            (C) the reasonable fees, office charges and expenses
                  of Milbank, Tweed, Hadley & McCloy LLP and MinterEllison, counsel to Agent, Collateral Agent and the Lenders.

Borrower's obligations under this subsection shall survive the payment of the Notes.

                  (j) PERFORMANCE ON BORROWER'S BEHALF. If Borrower or TOGA fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Holders, Agent or Collateral Agent may pay the same after giving ten (10) Business Days' prior notice to Borrower or TOGA, respectively, of the intended payment (except in cases of exigent circumstances, such as the imminent termination of insurance coverage, where such notice shall not be required). Borrower or TOGA, respectively, shall immediately reimburse Holders, Agent or Collateral Agent for any such payments and each amount paid by Holders, Agent or Collateral Agent shall constitute an Obligation owed under this Agreement which is due and payable on the date such amount is paid by Holders, Agent or Collateral Agent and shall accrue interest from such date at the Late Payment Rate.

                  (k) COMPLIANCE WITH AGREEMENTS AND LAW. Each of Borrower and TOGA will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each of Borrower and TOGA will conduct its business and affairs in compliance in all material respects with all laws, regulations, and orders applicable thereto, including applicable Environmental Laws, and, within two (2) years of the Initial Funding Date, except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings (with bonds, cash reserves or other assurance of compliance reasonably satisfactory to the Lenders) or (ii) non-compliance therewith would not have a Material Adverse Effect.

                  (l) EVIDENCE OF COMPLIANCE. Each of Borrower and TOGA will furnish to Holders, Agent or Collateral Agent at Borrower's expense all evidence which Holders, Agent or Collateral Agent from time to time reasonably request as to the accuracy and validity of, or compliance in all material respects with, all representations, warranties and covenants made by Borrower or TOGA in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

                  (m) EXECUTION OF SUPPLEMENTS TO ROYALTY AGREEMENT; ASSIGNMENT OF ROYALTIES FROM COMET RIDGE PARTICIPANTS. Borrower shall execute and deliver to Royalty Payee from time to time, upon request of Royalty Payee, Supplements to the Royalty Agreement agreeing to pay, and Borrower hereby agrees to pay, overriding royalties in the form of Exhibit T (collectively, the "SUPPLEMENT TO ROYALTY AGREEMENT") with respect to all properties, authorities to prospect, licenses, leases, wells and other interests (determined in as broad a manner as practicable with reference to lands covered by any of the foregoing and not just with respect to wells, spacing units or well bores) (collectively, "LANDS") beneficially owned or in which interests are owned or held by TOGA or any Subsidiary of TOGA, whether now or hereafter acquired, at any time after the Closing Date through and including the Royalty Determination Date which Lands are (1) categorized or include or have attributed to them reserves which are categorized as Proved Reserves in any Engineering Report, including without limitation the Engineering Report to be delivered pursuant to Section 5.1(b)(x), upon either (i) the request of the Royalty Payee or (ii) the Royalty Determination Date and (2) either comprise a portion of the Project or constitute Non-Project Properties which have been developed by Capital Expenditures which were Approved Capital Expenditures deducted in the calculation of ANCF. Furthermore, Borrower and TOGA agree to assign, transfer and convey to Royalty Payee effective upon the receipt thereof by Borrower or TOGA and without the payment of any additional consideration or amount, all rights, titles and interests of Borrower or TOGA to any royalty, overriding royalty, additional interest or similar payments assigned, conveyed or agreed to be paid by the Comet Ridge Participants in connection with the Participating Loans or pursuant to the Participating Loan Documents.

                  (n) WITHDRAWAL AS OPERATOR. If at any time TOGA or any Affiliate thereof assumes operations of the Project and an Event of Default occurs which is not cured within one hundred twenty (120) days, TOGA will, or will cause its Affiliate to, withdraw as operator of all or a portion of the Project at the request of Lenders. TOGA will support Lenders' designee as replacement operator.

                  (o) EXECUTION OF OTHER INSTRUMENTS; ADDITIONAL ACTS. Each of Borrower and TOGA shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further instruments and documents in form and substance reasonably satisfactory to Holders, Agent or Collateral Agent as such Person may reasonably request from time to time in order to carry out the intent and purpose of this Agreement and the other Loan Documents.

                  (p) WAIVER OF LITIGATION PAYMENTS. In the event that any action or lawsuit is initiated by or on behalf of any of the Lenders, Holders, Agent, Collateral Agent or their successors, transferees or assignees (such entity being referred to in this Section 5.1 as "PLAINTIFF") in Australia or elsewhere against Borrower or TOGA, each of Borrower and TOGA irrevocably waives its right to have, and agrees not to request, plead or claim that, Plaintiff post, pay or offer any "cautio judicatum solve" bond or "excepcion de arraigo" due to its status as a foreign entity, and each of Borrower and TOGA further waives any objection that it may now or hereafter have to a Plaintiff's claim that such Plaintiff should be exempt or immune from posting, paying, making or offering any such "cautio judicatum solvi" bond or "excepcion de arraigo" due to its status as a foreign entity.

         Section 5.2 NEGATIVE COVENANTS. To conform with the terms and conditions under which the Lenders are willing to have credit outstanding to Borrower, and to induce the Lenders to enter into this Agreement and make the Loans, each of Borrower and TOGA warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless the Lenders have previously agreed otherwise:

                  (a) RESTRICTED DEBT. TOGA will not in any manner owe or be liable for Restricted Debt, except for Permitted Debt.

                  (b) LIMITATION ON LIENS. TOGA will not create, assume or permit to exist any Lien upon any of the properties or assets relating to the Project which TOGA now owns or hereafter acquires, except Permitted Liens. Borrower will not create, assume or permit to exist any Lien upon (i) any of the capital stock of TOGC or (ii) any of the Collateral which Borrower or any subsidiary of Borrower now owns or hereafter acquires.

                  (c) NO MERGERS. Without Agent's prior written consent, neither Borrower nor TOGA will merge or consolidate with or into any other business entity, create any additional Subsidiaries of TOGA other than those in existence on the date hereof or enter into any contracts (including contracts to borrow money) with any Subsidiaries of TOGA.

                  (d) LIMITATION ON SALES OF PROPERTY. TOGA will not sell, transfer, lease, exchange, discount, assign, abandon, surrender, alienate or dispose of any interest in the Project or any material interest therein, including without limitation the Collateral, without the express written consent of Agent except for any equipment or other tangible personal property which is replaced by comparable equipment or other tangible personal property of equal or greater mutability or value. Borrower will not sell, transfer, lease, exchange, discount, assign, abandon, surrender, alienate or dispose of (i) any capital stock or other equity of TOGC or any debt Obligation owed by TOGC to Borrower or (ii) any part of the Collateral or any material interest therein without the express written consent of Agent.

                  (e) LIMITATION ON AFFILIATE PAYMENTS. TOGA shall not make any distributions or Affiliate Payments except for Permitted Borrower Payments.

                  (f) LIMITATION ON INVESTMENTS AND NEW BUSINESS. TOGA will not:

                      (i) make any expenditure or commitment or incur any
                  obligation or enter into or engage in any transaction except in the ordinary course of business;

                      (ii) engage directly or indirectly in any business or
                  conduct any operations except in connection with or incidental to its present business; or

                      (iii) without prior approval of the Agent, form or acquire any or make any other acquisitions of or capital contributions to or investments in any Person, other than Permitted Investments and as contemplated in Section 2.4(c).

                  (g) LIMITATION ON CREDIT EXTENSIONS. Except for Permitted Investments, as contemplated in Section 2.4(c) or the extension of trade credit in the ordinary course of business as operator of oil and gas properties, TOGA will not extend credit, make advances or make loans.

                  (h) TRANSACTIONS WITH AFFILIATES. Except for investments otherwise expressly permitted under this Agreement, TOGA will not engage, without Agent's prior written approval, in any material transaction with any other Related Person or any Affiliate thereof.

                  (i) CERTAIN CONTRACTS: AMENDMENTS; MULTIEMPLOYER ERISA PLANS. TOGA will not:

                      (i) enter into any "take-or-pay" contract or other
                  contract or arrangement for the purchase of goods or services which obligates TOGA to pay for such goods or service regardless of whether they are delivered or furnished to it;

                      (ii) incur any obligation to contribute to any
                  "multiemployer plan" as defined in Section 4001 of ERISA;

                      (iii) amend or permit any change to any material terms of
                  any Project Document (except, in each case, with the approval of Agent, which approval shall not be unreasonably withheld or delayed);

                      (iv) waive any default under, or breach of, any Project
                  Document or waive, fail to enforce, forgive, compromise, settle, adjust or release any right, interest or entitlement, howsoever arising, under, or in respect of any Project Document;

                      (v) exercise any right to initiate an arbitration
                  proceeding under any Project Documents (except, in each case, with the approval of Agent which approval shall not be unreasonably withheld or delayed);

                      (vi) petition, request or take any other legal or
                  administrative action that seeks, or may reasonably be expected, to cancel, suspend, void, or terminate any Project Document; or

                      (vii) amend or permit any change to any contract or lease
                  which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Holders, Agent or Collateral Agent under or acquired pursuant to any Security Documents.

Furthermore, TOGA will insure that no other Related Person makes or permits any amendment described in clause (vii) above.

                  (j) LIMITATION ON TOGA'S G&A COSTS. TOGA shall not incur or expend any G&A Costs other than Permitted G&A Costs.

                  (k) MINIMUM WORKING CAPITAL. TOGA and its Subsidiaries, if any, will maintain consolidated working capital ("WORKING CAPITAL") of at least $1,000,000 (excluding, so long as no default exists, the maturities on the Notes) at all times. For the purpose of calculating working capital, the following accounts receivable shall be excluded: (i) those owing by shareholders, Affiliates, directors or employees, (ii) those payable greater than sixty (60) days after the end of the related production month and (iii) those outstanding greater than one hundred twenty (120) days after the end of the related production month.

                  (l) PRESS RELEASES; PUBLIC ANNOUNCEMENTS. Neither Borrower nor TOGA will make or permit any public announcement or press release respecting the transactions contemplated herein or any agreements related hereto without the Agent's prior Approval unless required by law to comply with disclosure requirements.

                  (m) DISCRETIONARY SPENDING. To the extent not advanced or reimbursed by a Related Party as Inter-company Debt or a Capital Contribution to TOGA, TOGA will not, in the aggregate, expend amounts exceeding $100,000 per year other than those amounts specifically contemplated in the Approved Plan of Development, excluding any amounts funded by Borrower as a capital contribution to TOGA.

                  (n) LIMITATION ON ISSUANCE OF CAPITAL STOCK. TOGA will not issue any voting or non-voting capital stock to any Person unless such Person concurrently with the issuance thereof pledges such stock to Collateral Agent to secure the Obligations by a perfected first priority Lien. Borrower will not permit any issuance of capital stock by TOGC to any party other than Borrower.

         Section 5.3 COVERAGE RATIO.

                  From and after the Closing Date, Borrower and TOGA in the aggregate shall maintain a Coverage Ratio (as defined below) of at least 150% at all times while any of the

Obligations under the Loan Documents remain outstanding. If any Coverage Deficiency exists, Borrower and TOGA shall as soon as reasonably commercially practicable after obtaining knowledge thereof cure such Coverage Deficiency, either by furnishing and mortgaging additional engineered producing oil and gas wells satisfactory to Lenders in order to increase Modified NPV10 or by making payments (or identifying and segregating cash in the TOGA Dollar Collateral Account) in order to reduce the Adjusted Investment. If any Coverage Default exists, Borrower and TOGA shall within thirty (30) days after obtaining knowledge thereof cure such Coverage Default, either by furnishing and mortgaging additional engineered producing oil and gas wells satisfactory to Lenders in order to increase Modified NPV10 or by making payments (or identifying and segregating cash in the TOGA Dollar Collateral Account) in order to reduce the Adjusted Investment. As used in this Section 5.3, "COVERAGE RATIO" means at any time in question the quotient obtained by dividing:

                      (i) The sum of (A) the Total Modified NPV10 as determined
                  from the Engineering Report most recently prepared as of such time (which report shall adjust the projected cash flow and volumes of oil and gas reserves produced since the last report and engineering of new wells all in a manner satisfactory to Lenders) and (B) the Working Capital (if positive);

         by

                      (ii) the Adjusted Investment at such time.

                                   ARTICLE 6
                                    SECURITY

         Section 6.1 THE SECURITY. The Obligations will be secured by perfected first-priority liens (subject only to Liens permitted under Section 5.2(b) if expressly permitted to be senior to the Liens securing the Obligations) in the Collateral and all other assets under the Security Documents listed in the Security Schedule, and by the liens and security interests (including security interests in the shares of TOGA) granted in any additional Security Documents hereafter delivered by any Related Person and accepted by Agent or Collateral Agent. TOGA agrees that if it is successful in having any additional interest in the Project Properties transferred to it, it will use its best efforts to further secure the Obligations to the Collateral Agent at TOGA's cost.

         Section 6.2 AGREEMENT TO DELIVER SECURITY DOCUMENTS. Each of Borrower and TOGA agrees to deliver or cause to be delivered, to further secure the Obligations whenever requested by Agent or Collateral Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Collateral Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property of Borrower or TOGA.

         Section 6.3 PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Each of Borrower and TOGA will from time to time deliver to Collateral Agent any financing statements, continuation statements, extension agreements and other documents properly completed and executed (and acknowledged when required) by the Related Persons in form and substance satisfactory to Collateral Agent, which Agent or Collateral Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.4 APPOINTMENT OF AGENT AND COLLATERAL AGENT.

                  (a) AGENT. Each Lender, for itself in the capacity in which it is acting herein, and each other Holder hereby appoints TAMCO as agent (together with its successors in such capacity herein called "AGENT") to act for and on behalf of the Lenders and each other Holder under or pursuant to this Agreement and the other Loan Documents, and TAMCO hereby accepts such appointment. Agent is authorized to act on behalf of the Lenders and each other Holder in (i) exercising rights and remedies with respect to Collateral (which may be delegated to Collateral Agent) or with respect to any other matter under any of the Loan Documents, (ii) giving notices or instructions to Borrower and TOGA,
(iii) receiving information from or notices by Borrower and TOGA, and (iv) communicating to Borrower and TOGA determinations required or permitted to be made under this Agreement or any other Loan Document. Agent may, on behalf of any Lender and any other Holder, take any other action which such Lender or such Holder is entitled to take hereunder or under any of the Loan Documents. Such appointment of TAMCO as Agent shall not, however, impair or modify any rights, obligations or duties which TAMCO or any Affiliate of TAMCO otherwise has with respect to any Lender or any other Holder. In its administration of this Agreement and the other Loan Documents, except to the extent to which another standard applies to TAMCO by reason of any other document between TAMCO and the Lenders or other Holder, Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (h) below.

                  (b) COLLATERAL AGENT. Each Lender, for itself in each capacity in which it is acting herein, and each other Holder hereby appoints TAMCO as Collateral Agent (herein, together with its successors and assigns in such capacity, "COLLATERAL AGENT") under the Loan Documents, to exercise such powers under the Loan Documents as are delegated to Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto, including taking, holding and disposing of the Collateral. TAMCO hereby accepts such appointment. Collateral Agent shall act for and on behalf of the Lenders and the Holders in connection with all Collateral and Security Documents. In its administration of this Agreement and the other Loan Documents, except to the extent to which another standard applies to TAMCO by reason of any other document between TAMCO and the Lenders and any other Holder, Collateral Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (h) below.

                  (c) REQUISITE HOLDERS. Except with respect to any matters expressly provided for by this Agreement, the Notes, the Security Documents, any other Loan Documents or the TCW Governing Documents (as defined in subsection
(d)(iii) below), each Holder agrees that neither Agent nor Collateral Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and each Holder agrees that Agent and Collateral Agent shall be fully protected in so acting or refraining from acting) upon the written instructions of the Requisite Holders. For the purpose hereof, the "REQUISITE HOLDERS" shall mean, at any time, the Holders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of all Notes. The Requisite Holders may, in their reasonable discretion, remove TAMCO from its respective appointments as Agent and Collateral Agent and then select a new party to fulfill, in accordance with the terms hereof, such positions. All powers of Agent and Collateral Agent shall be exercised for the benefit of all Holders and in accordance with the directions of the Requisite Holders. Agent and Collateral Agent shall take every reasonable action to implement the Requisite Holders' directions. If any Note is ever held by any Person other than the original Holders in accordance herewith, Agent and Collateral Agent may insist on the execution of any agency agreement among all holders of Notes, in form satisfactory to Agent and Collateral Agent and providing for satisfactory indemnification, before carrying out any further actions under the Loan Documents. Until any such agency agreement is executed:
(i) Agent and Collateral Agent shall be fully protected in acting on the instructions of Persons holding Notes representing sixty-six and two-thirds percent (66 2/3%) or more of the aggregate principal indebtedness owing under all Notes in the manner described herein; (ii) TAMCO shall have the right to withdraw as Agent and Collateral Agent, respectively, subject, however, to its rights an duties under any other agreements with the Lenders or any other Holder; and (iii) any action of Collateral Agent under any Security Document shall be binding on the Lenders and Holders.

                  (d) LIMITATION OF DUTIES AND FIDUCIARY RELATIONSHIP. Neither Agent nor Collateral Agent shall have any duties or responsibilities, except those expressly set forth in:

                      (i) this Agreement;

                      (ii) the Security Documents; and

                      (iii) the other documents entered into between Trustco and
                  TAMCO described in the definitions of "Lenders" and "Holders" (such other documents, collectively the "TCW GOVERNING DOCUMENTS"),

nor shall Agent or Collateral Agent have any additional fiduciary relationship with any Holder arising under this Section 6.4 and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents against Agent or Collateral Agent.

                  (e) DISTRIBUTION OF PROCEEDS. The Holders shall share in the proceeds obtained by Agent and in any other benefit either arising under the Loan Agreement, the Notes and the Security Documents or obtained by Agent or Collateral Agent in connection therewith, in the relative proportions which the amounts then owed by Borrower to each of the Holders bear to the total amount then owed by Borrower to all of the Holders; provided that Agent and Collateral Agent shall be the first to be reimbursed for all costs and expenses incurred on behalf of all parties in their respective capacities as Agent and Collateral Agent to the extent permitted by the TCW Governing Documents. The duties undertaken by Agent and Collateral Agent have been undertaken as an accommodation to the Holders and, accordingly, Agent and Collateral Agent shall not be compensated for their services hereunder except as provided in the TCW Governing Documents.

                  (f) WRITTEN DIRECTIONS. Agent or Collateral Agent may at any time request written directions from all the Holders with respect to (i) any interpretation of this Agreement, the Notes and the Security Documents, or (ii) any action to be taken or not to be taken hereunder or thereunder and may withhold any action until such directions have been received from the Requisite Holders. Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a direction of the Requisite Holders under the terms of this Agreement and such request and any action taken or withheld pursuant to such direction shall be binding upon all the Holders.

                  (g) AGENTS AND ATTORNEYS. Agent or Collateral Agent may execute any of its respective duties under this Agreement, the Notes and the Security Documents by or through agents or attorneys selected by Agent or Collateral Agent, respectively, using reasonable care. Neither Agent nor Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys so selected. Agent and Collateral Agent shall be entitled to the advice of counsel concerning all matters pertaining to their respective duties hereunder.

                  (h) LIMITATION OF LIABILITY. Agent, Collateral Agent, and their respective officers, directors, employees, agents, attorneys-in-fact and affiliates shall not:

                      (i) be liable for any action taken or omitted to be taken
                  by any of such Persons or for any error in judgment under or in connection with this Agreement, the Notes and the Security Documents, except for any such Person's gross negligence or willful misconduct; or

                      (ii) be responsible in any manner to any Holder or any
                  other Person for any failure of any other party to perform its obligations under this Agreement, the Notes and the Security Documents.

Nothing in this subsection, however, shall be deemed to limit or restrict any liability, fiduciary duty or responsibility of TAMCO in any capacity other than as Agent or Collateral Agent, including any liability, fiduciary duty or responsibility under the TCW Governing Documents.

                  (i) RELIANCE UPON DOCUMENTATION. Agent or Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or any telephone conversation believed, respectively, by Agent or Collateral Agent to be genuine and correct and to have been signed, sent, made or spoken by the proper person or persons, and upon the advice and statements of legal counsel, independent accountants and other experts selected, respectively, by Agent or Collateral Agent.

                  (j) RELIANCE BY BORROWER AND TOGA. Each Lender and each Holder agree that, prior to the delivery to Borrower or TOGA of a notice of the removal or termination of TAMCO as Agent as set forth below, Borrower and TOGA shall be entitled to rely on TAMCO's or any subsequent Agent's authority to act on behalf of each Lender and each Holder in all dealings with TAMCO (or any such subsequent Agent) with respect to the Loans and the Loan Documents; Borrower and TOGA shall be protected in relying on actions, communications, notices and terminations relating thereto or required or permitted thereunder by

Agent; and Borrower and TOGA shall discharge their obligations under this Agreement and the Loan Documents by delivering payments, notices and other information to Agent. In the event of the removal of Agent and the appointment of a successor Agent by Holders, Borrower and TOGA shall not be required to recognize any such removal or appointment unless and until Borrower or TOGA shall have received a writing setting forth such removal and appointment executed by the Requisite Holders, and Borrower and TOGA shall be entitled to rely on such writing as being genuine and what it purports to be without any necessity of any investigation whatsoever. Borrower and TOGA shall be entitled to rely upon the actions, communications and notices of TAMCO with respect to the Collateral until Borrower or TOGA receives notice in writing from Agent that TAMCO has resigned or been replaced as Collateral Agent.

                                   ARTICLE 7
                         EVENTS OF DEFAULT AND REMEDIES

         Section 7.1 EVENTS OF DEFAULT.

                  (a) If any of the following events shall occur and be continuing, it shall constitute an "EVENT OF DEFAULT" under this Agreement:

                      (i) Borrower or any Related Person fails to pay any
                  Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise and such failure continues for ten (10) Business days thereafter.

                      (ii) Any "default" or "event of default" occurs under any
                  Loan Document which defines either such term and such occurrence is not remedied within the applicable period of grace (if any) provided in such Loan Document.

                      (iii) Borrower, TOGA or any Related Person fails (other
                  than as referred to in paragraphs (i) and (ii) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure is not remedied within thirty (30) days after Borrower, TOGA or any Related Person first learns of such failure (whether by notice from the Lenders or otherwise);

                      (iv) Any representation or warranty previously, presently
                  or hereafter made in writing by or on behalf of Borrower, TOGA or any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable in any material respect as warranted in Section 4.1(e) for any reason other than its release or subordination by the Lenders or Collateral Agent;

                      (v) Borrower, TOGA or any Related Person fails to duly
                  observe, perform or comply with any agreement with any Person or with any material term or condition of any instrument, if such agreement or instrument is material to the business or financial condition of Borrower or TOGA, if the effect of such event is to cause or (with the giving of notice or lapse of time or both) to permit such agreement or instrument to be modified or terminated;

                      (vi) (A) Borrower or TOGA fails to pay when due any
                  portion in excess of $100,000 of any of its Debt and such failure continues for sixty (60) days unless the same is being contested in good faith and for which adequate cash reserves have been established, or (B) Borrower or TOGA breaches or defaults in the performance of any material term or condition of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor unless the same is being contested in good faith;

                      (vii) Either (A) any "accumulated funding deficiency" (as
                  defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (B) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of its assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

                      (viii) Any Governmental Approval necessary for the
                  execution, delivery or performance of this Agreement, the Notes (i) any of the other Loan Documents, or (ii) the validity or enforceability of Borrower's, TOGA's or any Related Person's obligations under this Agreement, the Notes or the other Loan Documents, is not effected or given or is withdrawn or ceases to remain in full force and effect for a period in excess of thirty (30) days;

                      (ix) The occurrence of any of the following with respect
                  to Borrower or TOGA:

                           (A) Borrower or TOGA suffers the entry against it of
                      a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty
                      (60) days; or

                           (B) Borrower or TOGA commences a voluntary case under
                      any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing Borrower's or TOGA's inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                           (C) Borrower or TOGA suffers the appointment of or
                      taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of Borrower's or TOGA's assets or of any part of the Collateral in a proceeding brought against or initiated by Borrower or TOGA, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by Borrower or TOGA; or

                           (D) Borrower or TOGA suffers the entry against it of
                      a final judgment for the payment of money in excess of $100,000 with respect to Borrower and TOGA unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained prior to the first date on which such execution is allowed; or

                           (E) Borrower or TOGA suffers a writ or warrant of
                      attachment or any similar process to be issued by any court against all or any substantial part of Borrower's or TOGA's assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside; or

                           (F) a Change in Control has occurred without the
                      Approval of the Agent.

                      (x) A Material Adverse Effect occurs and is not remedied
                  within thirty (30) days after a Related Person first learns of such occurrence (whether by notice from the Lenders or otherwise);

                      (xi) TOGA shall be dissolved and shall not be
                  reincorporated within fifteen (15) days after the date of such dissolution;

                      (xii) Borrower shall be dissolved;

                      (xiii) This Agreement, the Notes or any Loan Document at
                  any time for any reason ceases to be in full force and effect, or is declared to be void or is repudiated, or the validity or enforceability hereof or thereof is at any time contested by Borrower, TOGA or any Related Person or such documents ceases to give or provide the respective Liens, rights, titles, remedies, powers or privileges intended to be created thereby; and

                      (xiv) Any Governmental Person confiscates, takes,
                  restricts, appropriates, condemns, seizes or otherwise expropriates all or a substantial portion of the Project or the properties, assets or the capital stock of Borrower, TOGA or a Related Person, or assumes custody or control or interferes with the administration or management of a material part of such property or other assets or business operations of Borrower or TOGA.

                  (b) Upon the occurrence of an Event of Default described in paragraph (ix)(A), (ix)(B) or (ix)(C) of subsection (a) above, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower, TOGA and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, the Agent or Requisite Holders at any time and from time to time may without notice to Borrower, TOGA or any other Related Person declare any or all of the Obligations immediately due and payable, and all such obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which, to the extent provided by applicable law, are hereby expressly waived by Borrower, TOGA and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to declaration by the Agent or Requisite Holders), any obligation of the Lenders or Holders to make any further Advances or loans of any kind under any agreement with Borrower shall be permanently terminated.

         Section 7.2 REMEDIES. If any Event of Default shall occur and be continuing, the Lenders may protect and enforce their rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and the Lenders may enforce the payment of any obligations due or enforce any other legal or equitable right. All rights, remedies and waivers conferred upon the Lenders or Collateral Agent under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

                  In addition to any and all other rights and remedies that the Holders shall have, the Holders shall have the option to either:

                      (i) Maintain this Agreement in full force and effect and
                  sue for the Principal Payments and Coupon Interest as they become due and payable;

                      (ii) Accelerate all amounts due under the Notes and sue
                  for the Principal Payment and Coupon Interest as they become due and payable; or

                      (iii) Accelerate all amounts due under the Notes, and to
                  collect in addition to the amount of outstanding principal, accrued Coupon Interest and other amounts owing with respect to the Obligations, all costs and expenses of the

                  Holders in enforcing these provisions, including without limitation attorneys' fees and costs; and the Early Payment Premium.

         Section 7.3 INDEMNITY. Indemnitors agree to indemnify the Lenders, the Holders, Agent and Collateral Agent and their directors, officers, shareholders, partners, members, employees, affiliates and professional advisers and consultants (collectively, "INDEMNITEES"), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section 7.3 collectively called "LIABILITIES AND COSTS") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnitees growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by the Borrower, TOGA or any Related Person or any liabilities or duties of the Borrower, TOGA or any Related Person or of such Indemnities with respect to Hazardous Materials found in or released into the environment); provided, however, that Borrower shall not be obligated to indemnify Indemnitees for liabilities and costs attributable to taxes imposed on Indemnitees or their income other than Australian Withholding Taxes. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EFFECT CAUSED, IN PART BUT NOT IN WHOLE, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE INDEMNITEES, provided only that any Indemnitee shall not be entitled under this Section 7.3 to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual fraud, gross negligence or willful misconduct, as determined in a final judgment, or by its own individual actions with respect to Collateral in its possession. As used in this Section 7.3, the term "LENDERS" shall refer not only to the Persons designated as such in the preamble hereto, but also to Trustco, TAMCO, and each director, officer, agent, trustee, manager, attorney, employee, representative and Affiliate of any such Person.

                                    ARTICLE 8
                                  MISCELLANEOUS

         Section 8.1 WAIVERS AND AMENDMENTS; ACKNOWLEDGMENT.

                  (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by Lenders, Holders, Agent or Collateral Agent in exercising any right, power or remedy which any of them may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lenders, Holders, Agent or Collateral Agent of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Agent or by Collateral Agent, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                  (b) ACKNOWLEDGMENTS AND ADMISSIONS. Each of Borrower and TOGA hereby represents, warrants, acknowledges and admits that:

                      (i) it has been advised by counsel in the negotiation,
                  execution and delivery of the Loan Documents to which it is a party;

                      (ii) it has made an independent decision to enter into
                  this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the Lenders, Holders, Agent or Collateral Agent, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof;

                      (iii) there are no representations, warranties, covenants, undertakings or agreements by the Lenders, Holders, Agent or Collateral Agent as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof;

                      (iv) neither the Lenders, Holders, Agent nor Collateral
                  Agent owes any fiduciary duty to Borrower or TOGA with respect to any Loan Document or the transactions contemplated thereby;

                      (v) the relationship pursuant to the Loan Documents
                  between Borrower or TOGA, on one hand, and the Lenders, Holders, Agent or Collateral Agent, on the other hand, is and shall be solely that of debtor and creditor, respectively;

                      (vi) no partnership or joint venture exists with respect
                  to the Loan Documents between Borrower or TOGA and the Lenders, the Holders, Agent or Collateral Agent;

                      (vii) should an Event of Default or Default occur or
                  exist, each of the Lenders, Holders, Agent and Collateral Agent will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time;

                      (viii) without limiting any of the foregoing, each of
                  Borrower and TOGA is not relying upon any representation or covenant by the Lenders, Holders, Agent or Collateral Agent, or any representative thereof, and no such representation or covenant has been made, that the Lenders, Holders, Agent or Collateral Agent will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents; and

                      (ix) The Lenders have relied upon the truthfulness of the
                  acknowledgments in this Section 8.1 in deciding to execute and deliver this Agreement and to make the Loans.

         Section 8.2 SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to the Lender, Holders, Agent and Collateral Agent and all of the Lenders' obligations to Borrower hereunder are terminated. The representations, warranties, and covenants made by the Related Persons in the Loan Documents, and the rights, powers and privileges granted to the Lenders, Holders, Agent and Collateral Agent in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to the Lender, Holders, Agent or Collateral Agent of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 8.3 NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower, TOGA and the Related Persons and to the Lenders, Holders, Agent and Collateral Agent at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed)

               Borrower:                    Tipperary Corporation
                                            633 Seventeenth Street
                                            Suite 1550
                                            Denver, Colorado  80202
                                            Attention: David L. Bradshaw,
                                                       President
                                            Telephone: (303) 293-9379
                                            Telecopy:  (303) 292-3428

               With a copy to:              Jones & Keller, P.C.
                                            Sixteenth Floor
                                            1625 Broadway
                                            Denver, Colorado 80202
                                            Attention:      Reid Godbolt, Esq.
                                            Telephone:      (303) 573-1600
                                            Telecopy:       (303) 573-0769

               TOGA:                        Tipperary Oil & Gas (Australia) Pty.
                                            Ltd (ACN 077 536 871)
                                            Level 5, 359 Queen Street
                                            Brisbane, Queensland 4000
                                            Australia
                                            Attention:      Richard A. Barber
                                            Telephone:      61-7-3229-5774
                                            Telecopy:       61-7-3221-7666

               Lenders and Holders:         Trust Company of the West
                                            865 South Figueroa Street
                                            Los Angeles, California 90017
                                            Attention:      Arthur R. Carlson
                                            Telephone:      (213) 244-0053
                                            Telecopy:       (213) 244-0604

               With a copy to:              TCW Asset Management Company
                                            1000 Louisiana Street, Suite 2175
                                            Houston, Texas 77002
                                            Attention:      Marc MacAluso
                                            Telephone:      (713) 615-7410
                                            Telecopy:       (713) 615-7460

               With a copy to:              Milbank, Tweed, Hadley & McCloy LLP
                                            601 South Figueroa Street
                                            30th Floor
                                            Los Angeles, California 90017
                                            Attention:      David A. Lamb, Esq.
                                            Telephone:      (213) 892-4434
                                            Telecopy:       (213) 629-5063

               Agent and Collateral Agent:  Trust Company of the West
                                            865 South Figueroa Street
                                            Los Angeles, California 90017
                                            Attention:      Arthur R. Carlson
                                            Telephone:      (213) 244-0053
                                            Telecopy:       (213) 244-0604

               With a copy to:              TCW Asset Management Company
                                            1000 Louisiana Street, Suite 2175
                                            Houston, Texas 77002
                                            Attention:      Marc MacAluso
                                            Telephone:      (713) 615-7410
                                            Telecopy:       (713) 615-7460

               With a copy to:              Milbank, Tweed, Hadley & McCloy LLP
                                            601 South Figueroa Street
                                            30th Floor
                                            Los Angeles, California 90017
                                            Attention:      David A. Lamb, Esq.
                                            Telephone:      (213) 892-4434
                                            Telecopy:       (213) 629-5063

         Section 8.4 PARTIES IN INTEREST. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of the Lenders.

         Section 8.5 GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS, INCLUDING THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK AND THE COUNTY OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER HAS APPOINTED CT CORPORATION AS ITS AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK AND SHALL NOTIFY THE LENDERS IN WRITING OF ANY CHANGE IN SUCH APPOINTMENT (WHICH MAY BE CHANGED ONLY TO ANOTHER CORPORATE AGENT HAVING AN ADDRESS IN NEW YORK, NEW YORK).

         Section 8.6 LIMITATION ON INTEREST.

                  (a) The Lenders, Holders, the Related Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section 8.6 shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.

                  (b) The Lenders and Holders expressly disavow any intention to contract for, charge or collect unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (i) the maturity of any Obligation is accelerated for any reason, (ii) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (iii) the Lenders or any other Holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at the Lenders' or such Holder's option, promptly returned to Borrower or the other payor thereof upon such determination.

                  (c) In determining whether or not the interest paid or payable under any specific circumstances exceeds the maximum amount permitted under applicable law, the Lenders, Holders and the Related Persons (and any other payors thereof) shall, to the greatest extent permitted under applicable law,
(i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the Highest Lawful Rate from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

         Section 8.7 SURVIVAL. Any waivers or admissions made by any Related Person in any Loan Document and any obligations which any Person may have to indemnify or compensate the Lenders, Holders, Agent or Collateral Agent shall survive any termination of this Agreement or any other Loan Document.

         Section 8.8 SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable, all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

         Section 8.9 COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 8.10 WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF THE BORROWER, TOGA, AGENT, COLLATERAL AGENT, LENDERS AND HOLDERS HEREBY:

                  (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY LOAN CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY;

                  (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;

                  (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND

                  (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.10.

         Section 8.11 EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules to this Agreement are a part hereof for all purposes. Certain additional terms may be defined in the Security Schedule and used but not defined in the body of this Agreement; reference is hereby made to the Security Schedule for the meaning of any such terms.

         Section 8.12 CONFIDENTIALITY OF HOLDERS.

                  (a) Notwithstanding the termination of this Agreement and except as otherwise provided in subsection (b), (c) or (d) below, Borrower shall maintain the confidentiality of the identities of (i) any Holder or any holder of any Obligation other than the Notes; (ii) any participant in any of the TCW Funds; and (iii) any owner of a beneficial interest in the Notes (collectively, "CONFIDENTIAL INFORMATION") and shall not, without Lenders' or the

Holder's prior written consent, disclose any such information to another Person or use such information for purposes other than those contemplated herein.

                  (b) Borrower and TOGA may disclose at any time and to any Person the fact that Trustco or TAMCO is a party hereto in various agency, custodial, or fiduciary capacities, without disclosing the identities of the principals or beneficiaries represented directly or indirectly by Trustco or TAMCO.

                  (c) Borrower and TOGA may disclose Confidential Information to its directors, officers, employees, and agents (including attorneys, accountants, and consultants) to whom such disclosure is reasonably necessary for the execution or effectuation hereof, provided Borrower or TOGA, respectively, notifies all such Persons that the Confidential Information disclosed to them is subject to this Section 8.12 and requires them not to disclose or use such information in breach of this Section 8.12.

                  (d) If Borrower or TOGA is requested or required by legal process (including law or regulation, oral questions, interrogatories, request for information or documents, subpoena, and civil investigative demand) to disclose any Confidential Information, Borrower or TOGA, respectively, shall promptly notify the Lenders or the particular Holder of such request prior to complying with such process so that the Lenders or the particular Holder may seek an appropriate protective order or waive the respondent's compliance with this Section 8.12. If, after such notice and after providing the Lenders and such Holder a reasonable opportunity to obtain a protective order or to grant such waiver, Borrower or TOGA is nonetheless legally compelled to disclose such information, Borrower or TOGA, respectively, may do so without liability under this Section 8.12.

         Section 8.13 TRANSFER OF NOTES. The Lenders and any Holder shall be entitled to transfer all or a portion of its interests in the Notes to any Holder or any Affiliate thereof, or to any other Person, provided that any such transferee as a condition to such transfer shall execute and deliver a counterpart to this Agreement as then in effect in the capacity as an assignee Holder and shall thereby be deemed to have ratified and approved each of the other Loan Documents then in effect. Upon surrender of any of the Notes by any transferor Holder or any such transferee Borrower shall execute and deliver one or more substitute notes in such denominations and of a like aggregate unpaid principal amount issued to the Lenders or Holder or to the designated transferee or transferees for the Lenders or Holder or to the order of such transferees. The terms and provisions of this Agreement shall inure to the benefit of any such assignee or transferee of the Notes or such substitute note(s), and in the event of such transfer or assignment, the rights and privileges herein conferred shall automatically extend to and be vested in such transferee or assignee, all subject to the terms hereof. Until notified in writing of the transfer of any Note(s) or substitute note(s), Borrower shall be entitled to deem the Lenders or such Person who has been identified to Borrower as the Holder of the Note(s) or substitute note(s), as the owner and Holder of the Note(s) or substitute note(s).

         Section 8.14 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto may be reproduced by any party and by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any party may destroy any original documents so produced. Each of the parties hereto agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 8.15 CURRENCY IN WHICH PAYMENTS SHALL BE MADE. All payments made by Borrower to any Lender, Holder, Agent or Collateral Agent hereunder or under any Loan Document shall be made in Dollars.

         Section 8.16 JUDGMENTS IN OTHER THAN DOLLARS. This is a loan transaction that involves certain international components and in which the specification of Dollars and payment in Los Angeles is of the essence, and the obligations of the Borrower or TOGA under this Agreement or any of the other Loan Documents to make payment to any Lender, Holder, Agent or Collateral Agent in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender, Holder, Agent or Collateral Agent in Los Angeles of the full amount of Dollars payable to such Lender, Holder, Agent or Collateral Agent under this Agreement. If any judgment in favor of the Lenders, the Holders, the Agent or the Collateral Agent, or with respect to the Obligations or any other obligations of Borrower or TOGA under this Agreement cannot, for any reason, be entered in terms of Dollars, the parties hereto expressly agree that the amount of such judgment as denominated in a currency other than Dollars shall be determined using the rate of exchange for such other currency viz Dollars on the date of entry of judgment. Any payment made to or for the account of any Lender, any Holder, the Agent or the Collateral Agent in respect of any amount payable by Borrower or TOGA in Dollars which payment is made in currency of any other country, whether pursuant to any judgment or order of a court or tribunal or otherwise, shall constitute a discharge of Borrower or TOGA only to the extent of the United States currency equivalent thereof using the Spot Rate on the date payment is actually received by any Lender, any Holder, the Agent or the Collateral Agent. Each of Borrower and TOGA shall, as a separate and independent obligation which shall not be merged in any such judgment or order, pay or cause to be paid the amount not so discharged in accordance with the foregoing and indemnify and hold harmless any Lender, any Holder, the Agent or the Collateral Agent against any loss or damage as a result of any such amount being paid in currency of any other country.

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:                                TIPPERARY CORPORATION, a Texas
                                         corporation


                                         By:
                                            ------------------------------------
                                         Name: David L. Bradshaw
                                         Title: President


TOGA: TIPPERARY OIL & GAS (AUSTRALIA) PTY LTD (ACN 077 536 871), a Queensland, Australia corporation


                                         By:
                                            ------------------------------------
                                         Name: David L. Bradshaw
                                         Title: President


LENDERS:                                 TCW DEBT AND ROYALTY FUND VI, L.P., a
                                         California limited partnership

                                         By: TCW Asset Management Company, a
                                             California corporation, as General
                                             Partner


                                         By:
                                            ------------------------------------
                                         Name:  Arthur R. Carlson
                                         Title: Managing Director


                                         By:
                                            ------------------------------------
                                         Name:  Marc MacAluso
                                         Title: Senior Vice President

                                         TCW ASSET MANAGEMENT COMPANY, a
                                         California corporation, as Investment
                                         Manager pursuant to the Investment
                                         Management Agreement dated as of
                                         October 27, 1997 between Delta Air
                                         Lines, Inc., TCW Asset Management
                                         Company and Trust Company of the West


                                         By:
                                            ------------------------------------
                                         Name:  Arthur R. Carlson
                                         Title: Managing Director


                                         By:
                                            ------------------------------------
                                         Name:  Marc MacAluso
                                         Title: Senior Vice President


                                         TCW ASSET MANAGEMENT COMPANY, a
                                         California corporation, as Investment
                                         Manager pursuant to the Investment
                                         Management and Custody Agreement dated
                                         as of October 27, 1997 between
                                         University of Chicago, TCW Asset
                                         Management Company and Trust Company of
                                         the West


                                         By:
                                            ------------------------------------
                                         Name:  Arthur R. Carlson
                                         Title: Managing Director


                                         By:
                                            ------------------------------------
                                         Name:  Marc MacAluso
                                         Title: Senior Vice President

                                         TCW ASSET MANAGEMENT COMPANY, a
                                         California corporation, as Investment
                                         Manager pursuant to the Investment
                                         Management and Custody Agreement dated
                                         as of October 27, 1997 between
                                         University of Notre Dame du Lac, TCW
                                         Asset Management Company and Trust
                                         Company of the West


                                         By:
                                            ------------------------------------
                                         Name:  Arthur R. Carlson
                                         Title: Managing Director


                                         By:
                                            ------------------------------------
                                         Name:  Marc MacAluso
                                         Title: Senior Vice President


                                         TCW ASSET MANAGEMENT COMPANY, a
                                         California corporation, as Investment
                                         Manager pursuant to the Investment
                                         Management and Custody Agreement dated
                                         as of October 24, 1997 between William
                                         N. Pennington Separate Property Trust
                                         dated January 1, 1991, TCW Asset
                                         Management Company and Trust Company of
                                         the West


                                         By:
                                            ------------------------------------
                                         Name:  Arthur R. Carlson
                                         Title: Managing Director


                                         By:
                                            ------------------------------------
                                         Name:  Marc MacAluso
                                         Title: Senior Vice President

                                       LION II CUSTOM INVESTMENTS LLC
                                       LIFE INSURANCE COMPANY OF GEORGIA
                                       SECURITY LIFE OF DENVER INSURANCE COMPANY
                                       SOUTHLAND LIFE INSURANCE COMPANY

                                          By: TCW Asset Management Company, a
                                          California corporation, as
                                          Investment Manager

                                          By:
                                             ---------------------------------
                                          Name:  Arthur R. Carlson
                                          Title: Managing Director

                                          By:
                                             ---------------------------------
                                          Name:  Marc MacAluso
                                          Title: Senior Vice President


AGENT:                                 TCW ASSET MANAGEMENT COMPANY,
                                       a California corporation


                                       By:
                                          ------------------------------------
                                       Name:  Arthur R. Carlson
                                       Title: Managing Director


                                       By:
                                          ------------------------------------
                                       Name:  Marc MacAluso
                                       Title: Senior Vice President


COLLATERAL AGENT:                      TCW ASSET MANAGEMENT COMPANY,
                                       a California corporation


                                       By:
                                          ------------------------------------
                                       Name:  Arthur R. Carlson
                                       Title: Managing Director


                                       By:
                                          ------------------------------------
                                       Name:  Marc MacAluso
                                       Title: Senior Vice President

                                   SCHEDULE 1


                               DISCLOSURE SCHEDULE


1. Re: Article 4 of the Credit Agreement. The Form 10-Q of Tipperary Corporation for the Quarter Ended December 31, 1999, as well as its Annual Report on Form 10-K for the Fiscal Year Ended September 30, 1999, copies of which have been delivered to the Agent, are incorporated herein by reference.

2.       Re: Section 4(m) of the Credit Agreement. Subsidiaries of Tipperary
         Corporation:

         Tipperary Oil & Gas Corporation, a Texas corporation - wholly owned; Burro Pipeline Corporation, a New Mexico corporation - wholly owned.

3. Re: Section 4(o) of the Credit Agreement. In connection with the execution of the Loan Documents, the Borrower is obligated to pay a fee to Weisser, Johnson & Co. under an agreement with said company dated October 15, 1998. A copy of this agreement has been delivered to the Agent.

4. Re: Section 4(v) of the Credit Agreement. Copies of all existing gas sales contracts of TOGA have been previously delivered to the Agent.

5. Re: Section 4(v) of the Credit Agreement. A Gas Imbalance Schedule as of February, 2000 relating to the Comet Ridge Project has been delivered to the Agent.

6. Re: Section 4(x) of the Credit Agreement. Tipperary Corporation has not filed tax returns in Australia for the fiscal years ended September 30, 1996 and 1997. TOGA has not filed tax returns in Australia for the fiscal years ended September 30, 1998 and 1999.

                                   SCHEDULE 2


                                     LENDERS


TCW DEBT AND ROYALTY FUND VI, L.P., a California limited partnership.

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management Agreement dated as of October 27, 1997 between Delta Air Lines, Inc., TCW Asset Management Company and Trust Company of the West.

LION II CUSTOM INVESTMENTS LLC.

LIFE INSURANCE COMPANY OF GEORGIA.

SECURITY LIFE OF DENVER INSURANCE COMPANY.

SOUTHLAND LIFE INSURANCE COMPANY.

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 27, 1997 between University of Chicago, TCW Asset Management Company and Trust Company of the West.

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 27, 1997 between University of Notre Dame du Lac, TCW Asset Management Company and Trust Company of the West.

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 24, 1997 between William N. Pennington Separate Property Trust dated January 1, 1991, TCW Asset Management Company and Trust Company of the West.

                                   SCHEDULE 3


                HOLDERS' INDIVIDUAL NOTE AMOUNTS/PRO RATA SHARES


-------------------------------------------------------------------------------------------------
                                                                    INITIAL
                                                                      NOTE          PRO RATA
                            HOLDER                                   AMOUNT          SHARE
=============================================================== ================== ==============
TCW Debt and Royalty Fund VI, L.P., a California limited           $8,319,177.00        48.936335%
partnership
--------------------------------------------------------------- ------------------ --------------
TRUST COMPANY OF THE WEST, a California trust company, as          $2,849,033.00        16.759019%
Sub-Custodian for the Delta Master Trust dated May 27, 1982, as amended, under the Sub-Custody Agreement and Power of
Attorney dated October 30, 1997
--------------------------------------------------------------- ------------------ --------------
LION II CUSTOM INVESTMENTS LLC                                       $267,447.00         1.573216%
--------------------------------------------------------------- ------------------ --------------
LIFE INSURANCE COMPANY OF GEORGIA                                    $133,724.00         0.786608%
--------------------------------------------------------------- ------------------ --------------
SECURITY LIFE OF DENVER INSURANCE COMPANY                            $668,617.00         3.933041%
--------------------------------------------------------------- ------------------ --------------
SOUTHLAND LIFE INSURANCE COMPANY                                     $267,447.00         1.573217%
--------------------------------------------------------------- ------------------ --------------
TRUST COMPANY OF THE WEST, a California trust company, as          $1,139,613.00         6.703607%
Custodian for the University of Chicago
--------------------------------------------------------------- ------------------ --------------
TRUST COMPANY OF THE WEST, a California trust company, as            $505,909.00         2.975937%
Custodian for the University of Notre Dame du Lac
--------------------------------------------------------------- ------------------ --------------
TRUST COMPANY OF THE WEST, a California trust company, as          $2,849,033.00        16.759019%
Custodian for William N. Pennington Separate Property Trust
dated January 1, 1991
=============================================================== ================== ==============
TOTAL                                                             $17,000,000.00       100.000000%
--------------------------------------------------------------- ------------------ --------------

                                   SCHEDULE 4


                                SECURITY SCHEDULE


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 WHERE           TIMING
      PARTY                     COLLATERAL                        INSTRUMENT(S)                  FILED          REQUIREMENT
------------------ ------------------------------------- --------------------------------- ---------------- -------------------
Borrower           o    All interests in TOGA            o    Borrower Pledge and
                   o    All interests in TOGC to              Security Agreement
                        the extent related to TOGA       o    UCC-1 Financing
                   o    Any Inter-company Debt                Statement                         Texas,
                        owed by TOGC or TOGA to                                                 Colorado
                        Borrower
                   o    All rights, claims and
                        interests in the Tri-Star
                        Litigation
------------------ ------------------------------------- --------------------------------- ---------------- -------------------
                   o    All funds received from          o    Borrower-TOGA
                        TOGA or TOGC in Borrower-TOGC         Collateral Account
                        Collateral Account                    Agreement
------------------ ------------------------------------- --------------------------------- ---------------- -------------------
TOGC               o    Capital Stock of TOGA            o    TOGC Pledge and
                   o    Inter-company Debt owed               Security Agreement
                        from TOGA                        o    UCC-1 Financing                   Texas,
                   o    All other interests in TOGA           Statement                         Colorado
                   o    All rights, claims and
                        interests in the Tri-Star
                        Litigation
------------------ ------------------------------------- --------------------------------- ---------------- -------------------
                   o    All funds received from          o    Borrower-TOGA
                        TOGA in Borrower-TOGC                 Collateral Account
                        Collateral Account                    Agreement
------------------ ------------------------------------- --------------------------------- ---------------- -------------------
Guarantor          o    All rights, claims and           o    TOGA Security Agreement
                        interest under Project JOA and   o    UCC-1 Form                        Texas,
                        in the Tri-Star Litigation                                              Colorado
------------------ ------------------------------------- --------------------------------- ---------------- -------------------
                   o    Participant Loans                o    Assignment by way of              Queensland
                                                              Australian Mortgage
                                                              Document
------------------ ------------------------------------- --------------------------------- ---------------- -------------------
                   o    All assets of TOGA               o    Australian Fixed and              Queensland
                        including all interests in            Floating Charge Document
                        ATPs and Leases
------------------ ------------------------------------- --------------------------------- ---------------- -------------------
                   o    All funds  in the TOGA           o    TOGA Dollar Collateral
                        Dollar Collateral Account             Account Agreement
------------------ ------------------------------------- ---------------------------------- ---------------- ------------------
                   o    All funds in the TOGA            o    TOGA Australian
                        Australian Collateral Account         Collateral Account Agreement
-------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 5


                                PAYMENT ACCOUNTS

I.       PRINCIPAL AND COUPON INTEREST PAYMENTS

         All payments on account of the Notes shall be made by wire transfer of immediately available funds for credit to:

                  Investors Bank & Trust Company
                  ABA #:  011001438
                  F/C Client Funds No. 569530395
                  Attention:  Peter Maescher
                  Account #:  76T02327-4
                  TCW Debt & Royalty Funds VI

II.      YIELD ADJUSTMENT PAYMENT/PREPAYMENT PREMIUM

                  Investors Bank & Trust Company
                  ABA #:  011001438
                  F/C Client Funds No. 569530395
                  Attention:  Peter Maescher
                  Account #:  76T02327-4
                  TCW Debt & Royalty Funds VI

III.     EXPENSE REIMBURSEMENT/PAYMENT AND OTHER EXPENSES

                  Bank of America
                  Los Angeles, CA
                  AC #:  49575-02303
                  Benefit:  TAMCO
                  ABA #:  121000358

                                   SCHEDULE 6


                                    INSURANCE


(1) Borrower, TOGC and TOGA shall procure at their own expense and maintain in full force and effect at all times on and after the Initial Funding Date, (except for insurance required by 1(h), which shall be in effect as set forth in the Credit Agreement) and continuing throughout the term of the Credit Agreement, insurance policies with responsible insurance companies authorized to do business in Queensland, Australia (if required by law or regulation) with a Best Insurance Reports rating of "A-" or better and a financial size category of "IX" or higher, or if not rated by Best, a Standard & Poors claims paying ability rating of BBB+ or higher (and other companies acceptable to Agent), with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Documents, but in no event less than the limits and coverage provisions set forth below:


         (a) Employer's Liability Insurance: Employer's liability insurance with a $500,000 minimum limit per accident. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.


         (b) General Liability Insurance: Liability insurance on an occurrence basis against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, blanket contractual, broad form property damage, personal injury insurance, and sudden and accidental pollution liability with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Project. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.


         (c) Automobile Liability Insurance. Automobile liability insurance against claims for personal injury (including bodily injury and death) and property damage covering all owned, leased non-owned and hired motor vehicles, including loading and unloading, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

         (d) Excess Insurance: Excess liability insurance on an occurrence basis (with coverage at least as broad as the coverage under all primary policies) covering claims in excess of the underlying insurance described in the foregoing subsections (b), (c) and (d), with a $10,000,000 minimum limit per occurrence, provided that aggregate limits of liability, if any, shall apply separately to claims occurring with respect to the Project.

                  The amounts of insurance required in the foregoing subsections
                  (a), (b), (c) and this subsection (d) may be satisfied by Borrower purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

         (e) Aircraft Insurance: If the performance of any of the Project Documents requires the use of any aircraft that is owned, leased or chartered by Borrower, aircraft liability insurance with a $25,000,000 minimum limit per occurrence for combined property damage and bodily injury, including passengers and crew.

         (f) Physical Damage Insurance: Property damage insurance on an "all risk" basis, boiler and machinery insurance on a comprehensive basis (covering all production machinery, including but not limited to pressure vessels, reciprocating engines, generators, transformers and other related equipment, motors, air tanks, machinery, pressure piping or any other similar objects) including coverage against damage or loss caused by earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption), sabotage, terrorism and flood and providing coverage for (1) the Project (excluding power transmission lines and towers) in a minimum aggregate amount equal to the "required insured value" of the Project, (2) transit including ocean marine transit, if applicable, with sub-limits sufficient to insure the full replacement value of the property or equipment prior to its being removed from the Project and while located away from the Project, (3) foundations and other property below the surface of the ground, and (4) attorneys fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property in a minimum amount of $1,000,000. For purposes of this Section
                  (f), "required insured value" shall mean not less than 75% of the full replacement value of the Project, including any improvements, equipment, spare parts, fuel and supplies, without deduction for physical depreciation and/or obsolescence; all such insurance may have deductibles of not greater than $100,000 per occurrence. Such insurance shall (5) not include any coinsurance provision, (6) provide for increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances with sub-limits not less than 10% of the "full insurable value" of the Project, and (7) include debris removal with sub-limits not less than $500,000 or 25% of the loss, whichever is greater. The earth movement and flood coverage may be insured with a sublimit not less than 100% of the "full insurable value" of the Project plus 100% of the business income amount required by Section (g) below. The sabotage and terrorism coverage may be insured with a sub-limit not less than 50% of the "full insurable value" of the Project plus 50% of the business income amount required by Section (g) below. The property damage coverage shall not contain an exclusion for freezing, mechanical breakdown, loss or damage covered under any guarantee or warranty, or resultant damage caused by faulty workmanship, design or materials.

                  If the insurance company providing the physical damage insurance is different from the company providing the boiler & machinery insurance required in this Section, then a joint loss agreement between them will be required and included as part of the respective policies.

         (g) Business Interruption Insurance: Business Interruption insurance covering 100% of continuing normal operating expenses including payroll and debt service of the Project for a period of twelve (12) months, arising from loss required to be insured by Section (B)(2)(a) above. The maximum deductible shall be no greater than thirty (30) days per occurrence. Such insurance shall also include, (1) an indemnity period of not less than fifteen (15) months and (2) extra expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the business interruption even if such expense does not reduce the business interruption loss) in an amount not less than $1,000,000. Such insurance shall not contain any coinsurance clause or include a waiver of such clause.

                  Notwithstanding Subsections (f) and (g) above, if under the applicable Governmental Approvals or Project Documents, Borrower is not obligated to restore the Project in the event of a casualty such that Borrower can apply the Casualty Proceeds against the Obligations, Borrower shall not be required to maintain the insurance described in Subsection (f) above in an amount greater than the sum of (i) the then-outstanding principal balance of the Notes, plus (ii) all accrued and unpaid interest thereon, plus (iii) an amount equal to the total interest payable on the Notes during the succeeding six (6) months.

         (h) Contractual Liability Insurance. Contractual liability insurance against claims arising from or in connection with Borrower's indemnity obligation to Indemnitees under the Loan Documents including without limitation with respect to third party claims with a $5,000,000 minimum limit.


(2) Endorsements: All policies of insurance to be maintained by Borrower shall provide for waivers of subrogation in favor of the Holders, Agent, and Collateral Agent, their Affiliates, and all of their respective directors, officers and employees (and such other Persons as may be required by the Project Documents). All policies of liability insurance required to be maintained by Borrower under Section (1) above, other than employer's liability, shall be endorsed as follows:


         (a) To provide a severability of interest or cross liability clause.

         (b) That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Holders, Agent, or Collateral Agent, and their Affiliates.

         (c) To name the Holders, Agent, and Collateral Agent, their Affiliates, and all of their respective officers and employees (and such other persons as may be required by the Project Documents) as additional insureds.

         (d) To name Borrower and its officers and employees as a named insured.


(3) Waiver of Subrogation: Borrower hereby waives any and every claim for recovery from Holders, Agent, or Collateral Agent, and their Affiliates, and all of their officers, directors, employees, contractors, and agents, for any and all loss or damage covered by any of the insurance policies to be maintained under the Credit Agreement to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), Borrower shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.


(4) Amendment of Requirements: Agent or Collateral Agent may at any time amend the requirements and approved insurance companies of this
         Schedule 7 due to (i) new information not known by Agent or Collateral Agent on the date hereof or (ii) changed circumstances after the date hereof which in the reasonable judgment of Agent or Collateral Agent either renders such coverage materially inadequate or materially reduces the financial ability of the approved insurance companies to pay claims.

         In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained shall not be reasonably available and commercially feasible in the commercial insurance market, Agent shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that (i) Borrower shall first request any such waiver in writing, which request shall be accompanied by written reports prepared by two independent insurance advisors of recognized national standing (one of which may be the Borrower's insurance advisor and one of which may be Agent's insurance advisor), certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for oil, gas and hydrocarbon producing facilities of similar type, location and capacity (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions; (ii) at any time after the granting of any such waiver, but not more often than once a year, Agent may request, and Borrower shall furnish to Agent within fifteen (15) days after such request, supplemental reports reasonably acceptable to Agent from such independent insurance broker or an insurance consultant updating their prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be reasonably available and commercially feasible in the commercial insurance market, it being understood that the failure of Borrower to timely furnish any such supplement report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence. The failure at any time to satisfy the condition to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of Borrower's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.

(5)      Application of Proceeds:


         (a)      The insurance required by Sections (1)(f) and (g) of this
                  Schedule 7 (the "CASUALTY INSURANCE"), shall (except as provided below) be payable to Agent and Collateral Agent, and Borrower hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Agent and/or Collateral Agent. If Borrower receives any proceeds of such Casualty Insurance, Borrower (i) shall promptly deposit such proceeds into a segregated account (the "RESTORATION ACCOUNT") in which Collateral Agent shall have a perfected security interest; (ii) to the extent relating to damage or destruction of the Project, such proceeds shall be available for repair or reconstruction as provided in Section (c) below; and (iii) such proceeds so deposited or received directly by Collateral Agent shall be the "CASUALTY PROCEEDS."

         (b) Borrower is hereby authorized and empowered by Agent to settle, adjust or compromise any and all Casualty Insurance claims in the aggregate amount of $500,000 or less; provided, however, that no Event of Default has occurred and is outstanding. The mutual written agreement of Borrower and Agent shall be required to settle, adjust or compromise any and all Casualty Insurance claims in the aggregate amount of greater than $500,000; provided, however, that no Event of Default has occurred and is outstanding. Collateral Agent is hereby authorized and empowered by Borrower to settle, adjust or compromise any and all claims for loss, damage and destruction under any policy or policies of insurance at any time an Event of Default has occurred and is outstanding.

         (c) In the event of any damage or destruction of the Project that is insured by the Casualty Insurance (other than business interruption or delayed startup insurance), then, except as provided in Section (4) below, Collateral Agent shall disburse to Borrower from such separate account loss proceeds remaining after deduction of all expenses of collection and settlement thereof, including, without limitation, attorneys' and adjustors' fees and expenses, to pay or reimburse the payment of costs of the restoration of the Project but only as repairs or replacements are effected in a diligent manner with contractors and pursuant to lump-sum contracts reasonably acceptable to Collateral Agent (which contracts shall provide for not less than 5% retainage). If the cost of the restoration, as reasonably determined by Collateral Agent, is less than $500,000, then Collateral Agent shall, except as provided in Section (4)(a) below, pay upon receipt thereof the Casualty Insurance proceeds to Borrower in one lump sum to apply to the restoration of the Project to its condition existing prior to the casualty ("RESTORATION").

         (d)

                  (i) If (i) an Event of Default occurs, (ii) Borrower notifies Agent or Collateral Agent to apply the Casualty Insurance proceeds against the Obligations, or (iii) Agent or Collateral Agent reasonably determines that (A) the proceeds of the insurance are not adequate in amount to complete the Restoration and Borrower has not provided adequate security or other commitments acceptable to Agent in its sole discretion to cover any such deficiency in Casualty Insurance proceeds or (B) the Restoration cannot be achieved due to the unavailability of Governmental Approvals, then Agent and Collateral Agent shall not be obligated to make any further disbursements pursuant to the Loan Documents and Collateral Agent shall apply all Casualty Insurance loss proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Notes, together with all accrued interest thereon, notwithstanding that the outstanding balance may not be due and payable.


                  (ii) Without limiting the provisions of Section (c) above, Collateral Agent shall disburse Casualty Proceeds subject to the following conditions:

                           (A) the contracts, contractors, plans and specifications for the Restoration shall have been approved in advance by Collateral Agent, which approval shall not be unreasonably withheld or delayed, and Agent shall be provided with satisfactory proof that any subordinate lienholder has consented to the Restoration and has agreed to make any Casualty Proceeds it is entitled to available for such Restoration;

                           (B)      such Restoration is then allowed by
                                    applicable Governmental Rules, and all
                                    necessary Governmental Approvals for the commencement of construction shall have been obtained or shall be obtained as required to complete the Restoration in a timely manner;

                           (C) the net Casualty Proceeds received by Borrower from time to time plus any deficiency funded by Borrower shall be deposited with Agent in the Restoration Account;

                           (D) at the time of any disbursement from the Restoration Account, no Event of Default shall have occurred since the date of the casualty;

                           (E) disbursement from the Restoration Account shall be made by Agent to Borrower in an amount not exceeding the cost of the work completed since the date of the last disbursement, net of retainage provided under the applicable contracts, within 10 Business Days after receipt by Agent of reasonably satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner in accordance with the contracts, plans and specifications; provided that Borrower may not make requisitions more often than monthly; and

                           (F)      Notwithstanding anything in this Section
                                    (5)(d) to the contrary, if at any time
                                    during the course of Restoration a
                                    deficiency has been identified in the amount available for Restoration, no further disbursements shall be made from the Restoration Account until Collateral Agent receives either payment of such deficiency or commitment to fund such deficiency acceptable to Collateral Agent in its sole discretion. All Casualty Proceeds, if any, remaining in the Restoration Account after completion of Restoration shall be applied by Agent to the reduction of the Obligations.

         (e) Borrower shall promptly notify Agent of any loss in excess of $100,000 covered by any Casualty Insurance.


(6)      Conditions:


         (1) All policies of insurance required to be maintained pursuant to this Schedule 6 shall be endorsed such that if at any time such policies are canceled, or coverage be reduced which affects the interests of the Holders, Agent, and/or Collateral Agent, such cancellation or reduction shall not be effective as to the Holders, Agent, or Collateral Agent for forty-five
                  (45) days, except for non-payment of premium which shall be for ten (10) days, after receipt by Agent of written notice from such insurer of such cancellation or reduction.

         (2) All policies of insurance required to be maintained pursuant to Sections (1)(f) and (g) shall not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood, earth movement, sabotage and terrorism.

(7) Evidence of Insurance: On the Initial Funding Date and on an annual basis at least ten (10) days prior to each policy anniversary, Borrower shall furnish Agent with (1) approved certification of all required insurance and (2) a schedule of the insurance policies held by or for the benefit of Borrower and required to be in force by the provisions of this Schedule 6. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Schedule 6. Upon request, Borrower will promptly furnish Agent with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by Borrower. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.


(8) Reports: Concurrently with the furnishing of the certification referred to in this Section (8), Borrower shall furnish Agent with a report of an independent broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Schedule 6, and attaching an updated copy of the schedule of insurance required by this Section (8) above. In addition, Borrower will advise Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Borrower which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by Borrower pursuant to this Schedule 6.


(9) Failure to Maintain Insurance: In the event Borrower fails, or fails to cause the contractors or the Operator, to take out or maintain the full insurance coverage required by this Schedule 6, Agent, upon thirty (30) days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by Agent shall become an additional obligation of Borrower to Agent, and Borrower shall forthwith pay such amounts to Collateral Agent, together with interest thereon at the Late Payment Rate from the date so advanced.


(10) No Duty to Verify or Review: No provision of this Schedule 6 or any provision of the Credit Agreement or any Project Document shall impose on the Holders, Agent, or Collateral Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by Borrower, nor shall any of the Holders, Agent, or Collateral Agent be responsible for any representations or warranties made by or on behalf of Borrower to any insurance company or underwriter. Any failure on the part of the Holders, Agent, or Collateral Agent to pursue or obtain the evidence of insurance required by the Credit Agreement from Borrower and/or failure of the Holders, Agent, or Collateral Agent to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in the Credit Agreement.


(11) Maintenance of Insurance: Borrower shall at all times maintain the insurance coverage required of it under the terms of the Project Documents.

                                    EXHIBIT A


                           AUSTRALIAN CHARGE DOCUMENT

                                    EXHIBIT B


                          COLLATERAL ACCOUNT AGREEMENT

                                    EXHIBIT C


                               GUARANTEE AGREEMENT

                                    EXHIBIT D


                        TC PLEDGE AND SECURITY AGREEMENT

                                    EXHIBIT E


                                ROYALTY AGREEMENT

                                    EXHIBIT F


                               SECURITY AGREEMENT

                                    EXHIBIT G


                          SLOUGH STOCK PLEDGE AGREEMENT

                                    EXHIBIT H


                             SUBORDINATION AGREEMENT

                                    EXHIBIT I


                                  TOGA-BORROWER
                              MANAGEMENT AGREEMENT

                                    EXHIBIT J


                             TOGC SECURITY AGREEMENT

                                    EXHIBIT K


                         SENIOR SECURED PROMISSORY NOTE


$____________                                                 New York, New York
Note No. _______                                        Date:  April _____, 2000


                  FOR VALUE RECEIVED, the undersigned, TIPPERARY CORPORATION, a Texas corporation ("PROMISOR"), hereby unconditionally promises to pay to the order of _______________________________________________________________________
__________________________________________________, or assigns ("HOLDER"), the principal sum of __________________AND 00/100 DOLLARS ($__________) (or so much thereof as shall not have been repaid) on or before March 30, 2006. The undersigned also promises to pay to the Holder hereof interest on the unpaid principal hereof, at the rate set forth in and in accordance with that certain Credit Agreement, dated as of even date herewith, among Promisor, TCW Asset Management Company in the capacities described therein and the other parties thereto (as amended, modified or restated from time to time, the "CREDIT AGREEMENT"). All undefined capitalized terms used herein shall have the meaning given in the Credit Agreement. Payments of principal and interest shall be computed on the bases set forth in the Credit Agreement and shall be payable as follows: (i) from and after the Initial Funding Date and until this Note is repaid in full, Coupon Interest for each Calendar Quarter (or part thereof) shall be payable quarterly on the Quarterly Payment Date, (ii) from and after the Initial Amortization Date, principal shall be payable quarterly on the Quarterly Payment Date in the amount equal to the Principal Payment for such quarter set forth in the Credit Agreement, (iii) Late Payment Rate Interest shall be payable immediately upon accrual, and (iv) the outstanding principal balance shall be payable on the Maturity Date. Payments of principal and interest are to be made in lawful money of the United States of America in immediately available funds.

                  This Note is issued pursuant to the Credit Agreement and is secured by and entitled to the benefits thereof. This Note is also secured by certain of, and entitled to the benefits provided in, the other Loan Documents (by the terms of which agreements the Holder hereof, by its acceptance hereof, agrees to be bound), in each case to the extent provided in said agreements.

                  All principal under and interest on this Note shall be payable without deduction or withholding for or on account of any present or future taxes, duties, fees or other charges levied or imposed on this Note or the Holder by the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein. If the Promisor is required by law to make any such deduction or withholding, it will pay the Holder such additional amounts as may be necessary so that every net payment of principal of and interest on the Note received by the

Holder will not be less than the amount provided in the Credit Agreement to be then due and payable.

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND TRANSFER OF THIS NOTE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE CREDIT AGREEMENT.

                  Subject to the terms and conditions set forth in the Credit Agreement, upon surrender of this Note, duly endorsed, or accompanied by a written instrument of transfer or assignment or request for reissuance, duly executed by the registered Holder hereof or such Holder's attorney duly authorized in writing, one or more new Notes for a like principal amount will be issued to, and, at the option of the Holder, registered in the name of, such Holder or the designated transferee(s) or assignee(s). Promisor may deem and treat the person in whose name this Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever.

                  If an Event of Default shall occur and be continuing, the principal of this Note may, under certain circumstances, become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

                  This Note shall be binding upon the successors and assigns of the Promisor and shall inure to the benefit of the successors and assigns of the Holder.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York, United States of America. Promisor hereby submits to the nonexclusive jurisdiction of the state and federal courts sitting in the State of New York and County of New York for the purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. Promisor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                                              TIPPERARY CORPORATION, a Texas
                                              corporation


                                              By:
                                                 -------------------------------
                                                 Name:  David L. Bradshaw
                                                 Title: President

                                    EXHIBIT L


                        REQUEST FOR INITIAL LOAN ADVANCE


                  Reference is made to that certain Credit Agreement dated as of April _____, 2000 (as from time to time amended), by and among TIPPERARY CORPORATION, a Texas corporation ("BORROWER"), TIPPERARY OIL & GAS (AUSTRALIA) PTY. LTD, a Queensland corporation ("TOGA"), and LENDERS that are party thereto, TCW ASSET MANAGEMENT COMPANY, a California corporation ("TAMCO"), as Agent, and TAMCO, as Collateral Agent. Terms which are defined in the Credit Agreement are used herein with the meanings given them in the Credit Agreement.

                  Pursuant to the terms of the Credit Agreement, Borrower hereby requests the Lenders to make an Initial Loan Advance to Borrower in the principal amount of $6,000,000 and specifies [__________], as the date Borrower desires for the Lenders to make such Initial Loan Advance and to deliver to Borrower the proceeds thereof, by wire transfer to the following:

                  Tipperary Corporation

                  Acct #
                         ----------------------

                  [Bank]
                         ----------------------

                  [City, State]
                               ----------------

                  ABA #
                        -----------------------

                  To induce the Lenders to make such Initial Loan Advance, Borrower hereby represents, warrants, acknowledges, and agrees that:

                  The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereby, having all necessary authority to act for Borrower in making the request herein contained.

                  All representations and warranties made by Borrower, TOGA, or each Related Person in any Loan Document are true and correct on and as of the date hereof as if such representations and warranties had been made as of the date hereof.

                  There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing by Collateral Agent, Agent and the Lenders; nor will any such Default exist upon Borrower's receipt and application of the Initial Loan Advance requested hereby. Borrower will use the Initial Loan Advance hereby requested in compliance with Section 2.4 of the Credit Agreement.

                  Except to the extent waived in writing by Collateral Agent, Agent and the Lenders, Borrower, TOGA and each Related Person have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date hereof, and each of the conditions precedent to the Initial Loan Advance contained in the Credit Agreement shall be satisfied as of the date thereof.

                  The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in the Credit Agreement.

                  The person signing this instrument hereby certifies, that, to the best of [his] knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

                  IN WITNESS WHEREOF, this instrument is executed as of April _____, 2000.

                                         TIPPERARY CORPORATION, a Texas
                                         corporation



                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

ACKNOWLEDGED:

TCW ASSET MANAGEMENT COMPANY, a
California corporation as Agent for the Lenders party to the Credit Agreement


By:
   ----------------------------------------------
   Name:
        -----------------------------------------
   Title:
         ----------------------------------------

                                    EXHIBIT M


                       REQUEST FOR ADDITIONAL LOAN ADVANCE



                   Reference is made to that certain Credit Agreement dated as of April _____, 2000 (as from time to time amended), by and among TIPPERARY CORPORATION, a Colorado corporation ("BORROWER"), TIPPERARY OIL & GAS (AUSTRALIA) PTY. LTD, a Queensland corporation ("TOGA"), and LENDERS that are party thereto, TCW ASSET MANAGEMENT COMPANY, a California corporation ("TAMCO"), as Agent, and TAMCO, as Collateral Agent. Terms which are defined in the Credit Agreement are used herein with the meanings given them in the Credit Agreement.

                   Pursuant to the terms of the Credit Agreement, Borrower hereby requests the Lenders to make an Additional Loan Advance to Borrower in the principal amount of $________ and specifies [__________], as the date Borrower desires for the Lenders to make such Additional Loan Advance and to deliver to Borrower the proceeds thereof, by wire transfer to the following:


                  Tipperary Corporation

                  Acct #
                         ----------------------

                  [Bank]
                         ----------------------

                  [City, State]
                               ----------------

                  ABA #
                        -----------------------


                   To induce the Lenders to make such Additional Loan Advance, Borrower hereby represents, warrants, acknowledges, and agrees that:

                  The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereby, having all necessary authority to act for Borrower in making the request herein contained.

                  All representations and warranties made by Borrower, TOGA, or each Related Person in any Loan Document are true and correct on and as of the date hereof as if such representations and warranties had been made as of the date hereof.

                  There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing by Collateral Agent, Agent and the

         Lenders; nor will any such Default exist upon Borrower's receipt and application of the Additional Loan Advance requested hereby. Borrower will use the Additional Loan Advance hereby requested in compliance with Section 2.4 of the Credit Agreement.

                  Except to the extent waived in writing by Collateral Agent, Agent and the Lenders, Borrower, TOGA and each Related Person have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date hereof, and each of the conditions precedent to Additional Loan Advance contained in the Credit Agreement shall be satisfied as of the date thereof.

                  The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in the Credit Agreement.


                       The person signing this instrument hereby certifies, that, to the best of [his] knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

                  IN WITNESS WHEREOF, this instrument is executed as of _________, 2000.

                                         TIPPERARY CORPORATION, a Texas
                                         corporation

                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

ACKNOWLEDGED:

TCW ASSET MANAGEMENT COMPANY, a
California corporation as Agent for the Lenders party to the Credit Agreement


By:
   ----------------------------------------------
   Name:
        -----------------------------------------
   Title:
         ----------------------------------------

                                    EXHIBIT N


                        TERM SHEET FOR PARTICIPANT LOANS

                                    EXHIBIT O


             FORM OF LETTER DIRECTING PAYMENT TO COLLATERAL ACCOUNT



              [TIPPERARY OIL & GAS (AUSTRALIA) PTY LTD LETTERHEAD]




[Purchaser Address]



Ladies and Gentlemen:

                  We hereby irrevocably authorize and direct you to make all payments owed by you to us in connection with that certain Operating Agreement dated May 15, 1992, as amended, among Tri-Star Petroleum Company, as operator, and other parties thereto, or otherwise owned by you, payable to Tipperary Oil & Gas (Australia) Pty Ltd and forward said payments directly by (i) mail to [_____________________________________________________] or (ii) wire transfer to
[_____________________________________________]. The instructions set forth herein are irrevocable and are not subject to modification in any manner unless you are so notified in writing and said writing is executed by both TCW Asset Management Company and the undersigned.

                                         Very truly yours,

                                         TIPPERARY OIL & GAS (AUSTRALIA) PTY LTD
                                         (ACN 077 536 871), a Queensland
                                         corporation


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT P


                        OMNIBUS CERTIFICATE OF SECRETARY


                  I, _______________, do hereby certify that I am the duly elected, qualified and acting Secretary of Tipperary Corporation, a Texas corporation (the "BORROWER"), and that, in such capacity, I am authorized to certify on behalf of the Borrower to TCW Asset Management Company, a California corporation ("Tamco"), acting in the capacity of "COLLATERAL AGENT" and "AGENT," pursuant to that certain Credit Agreement dated as of April _____, 2000 (the "CREDIT AGREEMENT"), by and among the Borrower, Tamco, in the capacities set forth therein, and the other parties thereto that:

                  1. Attached hereto as Exhibit A are true, correct and complete copies of the Articles of Incorporation of the Borrower, and all amendments thereto, certified by the _______________, and as in effect on the date hereof.

                  2. Attached hereto as Exhibit B are true, correct and complete copies of the Bylaws of the Borrower, and all amendments thereto, certified by the _______________, and as in effect on the date hereof.

                  3. Attached hereto as Exhibit C are true, correct and complete copy of the unanimous written consent of the Board of Directors of the Borrower, approving the Loan Documents (as defined in the Credit Agreement) and the transactions contemplated in the Loan Documents, authorizing the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect on the date hereof.

                  4. The below-named persons have been duly elected and qualified and on ____________, _____, were and at all time subsequent thereto, including the date hereof, have been officers of the Borrower, holding the offices indicated opposite their respective names, and the signatures set forth opposite their respective names are their genuine signatures.

        Name                             Office                                Signature
        ----                             ------                                ---------
        ------------------               --------------------                  --------------------

        ------------------               --------------------                  --------------------

                  DATED AND EFFECTIVE as of this _____ day of April, 2000.

                                         TIPPERARY CORPORATION, a Texas
                                         corporation


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                  The undersigned hereby certifies that _____________ who executed the foregoing certificate is the duly elected ______________ of the Borrower, and the signature set forth above his name is his genuine signature.


                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title: [President]

                                    EXHIBIT Q


                             COMPLIANCE CERTIFICATE


                  The undersigned, _____________________, the duly elected, qualified and acting President of TIPPERARY CORPORATION, a Texas corporation, hereby certifies to TRUST COMPANY OF THE WEST, a California trust company, TCW ASSET MANAGEMENT COMPANY, a California corporation, and TCW DEBT AND ROYALTY FUND VI, L.P., a California limited partnership, in connection with that certain Credit Agreement dated as of April _____, 2000, by and among said aforementioned parties, in the capacities set forth therein, and the other parties thereto that:

                                    1. All representations and warranties made
                  by it in any Loan Document shall be true in all material respects on and as of the date hereof (except to the extent that the facts upon which such representations are based (i) have been changed by the extension of credit hereunder and
                  (ii) are true and correct only when taken together with all other representations and warranties thereof in any Loan Document previously delivered) as if such representations and warranties had been made as of the date hereof.

                                    2. No Default exists at the date hereof.

                                    3. No Material Adverse Effect as described
                  in Section 3.2(c) of the Credit Agreement has occurred since the date of the Credit Agreement.

                                    4. It has performed and complied in all
                  material respects with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date hereof.

                  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

                  DATED AND EFFECTIVE as of this _____ day of April, 2000.



                                         TIPPERARY CORPORATION, a Texas
                                         corporation


                                         By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title: [President]

                                   EXHIBIT R-1


                          OPINION OF AUSTRALIAN COUNSEL

                                   EXHIBIT R-2


                           OPINION OF NEW YORK COUNSEL

                                   EXHIBIT R-3


                            OPINION OF TEXAS COUNSEL

                                    EXHIBIT S


                              COLLATERAL PROPERTIES


1.   PL 90 (Petroleum Lease)

     Principal Holder: Tri-Star Petroleum Company
     Location: Fairview Field

2.   PL 91 (Petroleum Lease)

     Principal Holder: Tri-Star Petroleum Company
     Location: Fairview Field

3.   PL 92 (Petroleum Lease)

     Principal Holder: Tri-Star Petroleum Company
     Location: Fairview Field

4.   PL 99 (Petroleum Lease)

     Principal Holder: Tri-Star Petroleum Company
     Location: Fairview South Extended

5.   PL 100 (Petroleum Lease)

     Principal Holder:  Tri-Star Petroleum Company
     Location:  Fairview Field

6.   ATP 526 (Authority to Prospect)

     Principal Holder: Tri-Star Petroleum Company
     Location: North east of Injune (Bowen/Surat Basins)

7.   ATP 655 (Authority to Prospect)

     Principal Holder: Tipperary Corporation
     Location: Surrounding Injune (Bowen/Surat Basins)

8.   ATP 675 (Authority to Prospect)

     Principal Holder: Tipperary Corporation
     Location: North west of Injune (Bowen/Surat Basins)

OPERATING AGREEMENT between Tri-Star Petroleum Company, Tipperary Oil & Gas (Australia) Pty Ltd and the Comet Ridge Participants dated May 15, 1992, as amended from time to time.

                                    EXHIBIT T


                         SUPPLEMENT TO ROYALTY AGREEMENT